Exhibit 4.1

Date: February 16, 2021

NioCorp Developments Ltd.

as Company

Lind Global Asset Management III, LLC

as Investor

Convertible Security Funding Agreement

Agreement for a private placement of US$10,000,000 by way of a convertible security

Contents

1	Definitions and Interpretation		4
	1.1	Definitions	4
	1.2	Interpretation	11
2	Convertible Security		12
	2.1	Convertible Security	12
	2.2	Interest	12
3	Commitment Fee and Warrants		12
	3.1	Commitment Fee	12
	3.2	Closing Warrants	12
4	Conditions Precedent to Closing		13
	4.1	Conditions Precedent to Closing – Investor	13
	4.2	Conditions Precedent to Closing – Company	14
5	Buy-Back and Conversion of Convertible Security		14
	5.1	Buy-Back	14
	5.2	Conversion of the Convertible Security	15
	5.3	Issuing of Investor's Shares	17
	5.4	Limitation on Shares Issuable on Conversion	17
	5.5	Resale Restrictions	18
	5.6	Payment at Maturity	18
6	Additional Conditions to Investor's Shares		18
	6.1	Conditions to issue of Investor's Shares	18
	6.2	Consequence of failure to meet conditions	19
7	Representations and Warranties by the Company		19
	7.1	Representations and Warranties	19
	7.2	Investor's reliance	26
	7.3	Construction of representation and warranties	26
	7.4	Disclosures and limitations	26
	7.5	Notice	26
8	Representations and Warranties of the Investor		27
	8.1	Representations and warranties	27
	8.2	Company's reliance	30
	8.3	Construction of representation and warranties	30
	8.4	Notice	30
9	Terms of the Warrants		30
10	Additional Covenants and Agreements		30
	10.1	U.S Transfer and Sale Restrictions	30
	10.2	Ranking of the Investor's Shares	31
	10.3	Ranking of Investor's interest in the Convertible Security	31
	10.4	Participation Right	32
	10.5	Security	32
	10.6	Registration Rights	33
	10.7	Rights of Investor	38
	10.8	Compliance with Laws	38
	10.9	TSX Listing	38
	10.10	Adjustments on Arrangements, Take-Overs and Changes of Control	38

	10.11	Prohibited Transactions	39
	10.12	No shorting	39
	10.13	Investor's Share Custodian	39
	10.14	Set-Off	39
	10.15	Set-Off Exclusion	39
	10.16	Miscellaneous Negative Covenants	39
	10.17	Use of Proceeds	40
	10.18	Withholding Gross-Up	40
11	Taxes		40
12	Default		41
	12.1	Events of Default	41
	12.2	Investor Right to Investigate an Event of Default	43
13	Notice and Cure Provisions		44
14	Rights of the Investor upon an Event of Default		44
15	Termination		45
	15.1	Events of Termination	45
	15.2	Effect of Termination	46
16	Survival and Indemnification		46
	16.1	Survival	46
	16.2	Indemnification of Investor	47
17	Miscellaneous		48
	17.1	Time of the essence	48
	17.2	No partnership or advisory or fiduciary relationship	48
	17.3	Remedies and injunctive relief	48
	17.4	Adjustments	48
	17.5	Successors and assigns	49
	17.6	Counterparts and e-mail	49
	17.7	Notices	49
	17.8	Amendments and waivers	50
	17.9	Legal Costs	51
	17.10	Payments under this Agreement	51
	17.11	Financial calculations	51
	17.12	Non circumvention	51
	17.13	Good Faith	51
	17.14	Publicity and confidentiality	52
	17.15	Severability and supervening legislation	52
	17.16	Illegality and impossibility	53
	17.17	Change in Law	53
	17.18	Entire Agreement	53
	17.19	Governing Law	54
	17.20	Jurisdiction	54
	Schedule 1 – Disclosure Schedule		56
	Annexure A – Warrant Certificate		57
	Annexure B – Funds Flow Request		58

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This Agreement is made the 16th day of February, 2021
Parties

1	NioCorp Developments Ltd. of Suite 115 – 7000 South Yosemite Street, Centennial, CO USA 80112 (the Company)

2	Lind Global Asset Management III, LLC of 444 Madison Ave, Fl 41, New York, NY 10022 U.S.A (the Investor)

Recital

The Investor has agreed to invest US$10,000,000 in the Company and the Company has agreed to issue the Convertible Security to the Investor, in accordance with the terms of this Agreement.

It is agreed as follows:

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

1933 Act means the United States Securities Act of 1933.

Affiliate has the meaning ascribed to the terms "affiliate" and "affiliated" under the Securities Act (British Columbia).

Agreement means this agreement.

Amount Outstanding means the then-outstanding Face Value of the Convertible Security following the issuance of the Convertible Security, after:

(a)	conversion of the Convertible Security of any Conversion Amounts into Conversion Shares under clause 5.2 (if any); and

(b)	any other amounts have been repaid by the Company to the Investor in respect of the Face Value of the Convertible Security.

Bought Deal means a fully underwritten offering on a bought deal basis pursuant to which an underwriter has committed to purchase securities of the Company pursuant to a “bought deal” letter prior to the filing of a prospectus or prospectus supplement or a distribution pursuant to an overnight marketed offering.

Business Day means any day of the year, other than a Saturday, Sunday or a statutory holiday in New York, New York, Vancouver, British Columbia or Toronto, Ontario.

Business Hours means 9:00AM to 5:00PM.

Buy-Back Conversion Amount means the amount so specified by the Investor to the Company under a Buy Back Conversion Notice under clause 5.1(b).

Buy-Back Conversion Date has the meaning given to that term in clause 5.1(c).

Buy-Back Conversion Option has the meaning given to that term in clause 5.1(a).

Buy-Back Conversion Notice means a notice issued by the Investor to the Company as described in clause 5.1(b).

Buy-Back Conversion Shares has the meaning given to that term in clause 5.1(b).

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Buy-Back Notice means a notice issued by the Company to the Investor as described in clause 5.1(a).

CDN$ (or C$) means Canadian dollars, the legal currency of Canada.

Canadian Securities Laws means all applicable securities laws in each of the Provinces of Canada where the Company has the status of a reporting issuer emanating from Governmental Authorities including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Securities Commissions, all discretionary rulings and orders, if any, of the Securities Commissions and the TSX Rules, all as the same are in effect at the date hereof.

Cash Conversion Amount has the meaning given to that term in clause 5.4(c)(i).

Cash Conversion Notice has the meaning given to that term in clause 5.4(c)(i).

Cash Payment Amount has the meaning given to that term in clause 5.2(j).

CEO Loans has the meaning given to that term in clause 10.5.

Change in Law Termination Event means:

(i)	a change in an interpretation or administration of a Law;

(ii)	compliance by the Investor or any of its Affiliates with a Law or an interpretation or administration of a Law; or

(iii)	a change after the date of this Agreement in a Law or an interpretation or administration of a Law,

which has, in the reasonable opinion of the Investor, directly or indirectly, the effect of:

(iv)	materially varying the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document or Contemplated Transactions such that the Investor's rights, powers, benefits, remedies or economic burden (including any Tax treatment in the hands of the Investor) are materially adversely affected; or

(v)	otherwise materially adversely affecting rights, powers, benefits, remedies or the economic burden of the Investor (including by way of delay or postponement),

provided that the definition of Change in Law Termination Event excludes for this purpose any applicable Law regarding maximum permitted rates of interest, including the Criminal Code (Canada) regarding criminal rates of interest.

Change of Control Event means, in respect of the Company:

(a)	a change in the composition of the board of directors of the Company at a single shareholder meeting where 50% or more of the individuals that are directors at the start of such shareholder meeting are no longer directors at the conclusion of such meeting, unless the new directors have been nominated by management;

(b)	the individual who is the President and Chief Executive Officer of the Company as of the Execution Date, ceases to hold at least one of the following offices: President, Chief Executive Officer or Chairman of the board of directors of the Company, provided, for the sake of clarity, the foregoing provision does not require the current President and Chief Executive Officer to continue holding all of the foregoing titles, but does require that he continue to hold at least one of those titles;

(c)	other than a shareholder that holds such a position as of the Execution Date, if an individual, person or legal entity comes to have beneficial ownership, control or direction over more than 50% of the voting rights attached to any class of voting securities of the Company; or

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(d)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of the assets that are held directly or indirectly by the Company. the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

Closing has the meaning as defined in clause 2.1.

Closing Date has the meaning as defined in clause 2.1.

Commitment Fee means an amount payable by the Company to the Investor on the Closing Date, as consideration for the Investor effecting Closing, which must be paid in the amount of US$350,000 in accordance with clause 3.1 and set-off under clause 3.1.

Contemplated Transactions means the transactions contemplated in this Agreement.

Conversion means the conversion of the Convertible Security in accordance with clause 5.2.

Conversion Amount means an amount specified in a Conversion Notice in accordance with clause 5.2(c)(iv).

Conversion Date means a date specified by the Investor in a Conversion Notice.

Conversion Notice means a notice given by the Investor to the Company pursuant to clause 5.2(a).

Conversion Notice Date means the date of a Conversion Notice.

Conversion Price means the price per Share equal to 85% of the VWAP per Share (in Canadian dollars) for the five (5) consecutive Trading Days immediately prior to the Conversion Date, rounded to the nearest four decimal places.

Conversion Shares means Shares issuable or issued (as applicable) in accordance with clause 5.2.

Convertible Security has the meaning given to that term in clause 2.1.

Corporations Act means the Business Corporations Act (British Columbia) and the regulations thereunder.

Designated CAD Equivalent Amount means in relation to a specific US dollar amount, the CAD equivalent of that specified US dollar amount converted using the closing mid-point spot CAD/US dollars exchange rate (as reported by Bloomberg, LP).

Designated Warrant Holder means:

Lind Global Asset Management III, LLC
c/o The Lind Partners, LLC
444 Madison Ave., Fl 41
New York, NY 10022 USA

or such other Person as Investor designates in writing to Company, provided such Person is entitled to subscribe for such Warrants in compliance with prospectus and registration exemptions of applicable securities laws, including Canadian Securities Laws and US Securities Laws.

Disclosure Schedule has the meaning given to that term in clause 7.4(b).

E-mail Time has the meaning given to that term in clause 17.7(d)(i).

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Elk Creek Project means the Company’s Niobium / Scandium / Titanium project, consisting of the Company’s Elk Creek Carbonatite property, located in south-east Nebraska, USA

Environmental Laws has the meaning given to that term in clause 7.1(p).

Event of Default means an event of default as set out in clause 12.1.

Exchange Act means the United States Exchange Act of 1934.

Execution Date means the date of mutual execution of this Agreement, or where one Party executes this Agreement on a date prior to another Party, means the date upon which the second Party executes this Agreement.

Face Value of the Convertible Security has the meaning given to it in clause 2.1.

Financing Notice has the meaning given to it in clause 10.4.

Frustration Termination Event means there comes into being an applicable Law which, or an official or reasonable interpretation of which, in the Investor's reasonable opinion, makes it illegal or impossible for the Investor or the Company to undertake any of the Contemplated Transactions, in accordance with this Agreement, or renders consummation of any of the Contemplated Transactions in accordance with this Agreement unenforceable, void, voidable or unlawful, or contrary to or inconsistent with any Law, provided that the definition of Frustration Termination Event excludes for this purpose any provisions in the Criminal Code (Canada) regarding criminal rates of interest.

Funded Amount has the meaning given to it in clause 2.1.

Funds Flow Request has the meaning given to it in clause 4.1(a)(iv).

GAAP means the Generally Accepted Accounting Principals that refer to a common set of accounting principles, standards, and procedures issued by the Financial Accounting Standards Board.

Governmental Authority means any United States, Canadian or other (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the Securities Commissions, the TSX and Market Regulation Services Inc.

Insolvency Event means the commencement by the Company or any Subsidiary of a voluntary proceeding under applicable bankruptcy or insolvency legislation (Bankruptcy Laws) or the commencement by any person of involuntary proceedings under Bankruptcy Laws against the Company or any Subsidiary that are not dismissed within sixty (60) days after commencement thereof, or a receiver or administrator is appointed for or takes charge of all or substantially all of the property of the Company or any Subsidiary, or the Company or any Subsidiary commences any other proceeding under any proposal, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary, or the Company or any Subsidiary is adjudicated insolvent or bankrupt, or any order or relief or other order approving any such case or proceeding is entered, or the Company or any Subsidiary makes a general assignment for the benefit of creditors.

Interest Rate upon Default has the meaning given to that term in clause 14(f).

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Investor Indemnified Person has the meaning given to that term in clause 16.2(a).

Investor's Shares means the Conversion Shares and the Shares issued or issuable on exercise of the Warrants or otherwise to the Investor under this Agreement, including the Buy-Back Conversion Shares.

Law means Canadian Securities Laws, US Securities Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or license, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term applicable with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the person or persons or its or their business, undertaking, property or securities.

Lien means a lien, charge, mortgage, security interest, encumbrance, right of first refusal, or pre-emptive right.

Lock-Up Period means the period commencing from the Closing Date and ending on the date that is four (4) months and one (1) day after the Closing Date, provided that the relevant provisions of NI 45-102 are otherwise complied with.

Losses has the meaning given to that term in clause 16.2(a).

Market Cap Event means if any of the following occur:

(a)	the Market Capitalization of the Company falls below CDN$90,000,000; or

(c)	the Market Capitalization of the Company increases above CDN$267,000,000.

Market Capitalization means the number of Shares outstanding as of the relevant date of determination multiplied by the VWAP of the Shares for one Trading Day calculated as at the close of trading on the TSX on such Trading Day.

Material Adverse Effect means a material adverse effect on:

(a)	the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole; or

(b)	the ability of the Company to perform its obligations under this Agreement.

Materials has the meaning given to that term in clause 7.1(u)(i).

Money Laundering Laws has the meaning given to that term in clause 7.1(t).

New York Business Day means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

NI 45-102 means National Instrument 45-102 – Resale of Securities.

NI 45-106 means National Instrument 45-106 - Prospectus Exemptions.

OFAC has the meaning given to that term in clause 7.1(r).

Participation Right has the meaning given to it in clause 10.4

Party means a party to this Agreement.

Proceeding has the meaning given to that term in clause 16.2(a)(v).

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Prohibited Transaction means a transaction with one or more third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a)	any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive Shares:

(i)	at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares; or

(ii)	at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than a Share consolidation or Share split); or

(b)	any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favourable than those granted to such investor in such first transaction or series of related transactions, and are deemed to include transactions generally referred to as equity lines of credit, "at-the-market" distributions, and stand-by equity distribution agreements, and convertible securities and loans having a similar effect. For the avoidance of doubt, rights issuances, shareholder purchase plans, employee share ownership plans, convertible securities, or equity issuances, based on the Company's trading price but each at a fixed price per Share, are not Prohibited Transactions.

Public Record means the documents filed by the Company with the Canadian securities regulatory authorities under the Company's profile on the SEDAR website (www.sedar.com).

Relevant Information has the meaning given to that term in clause 17.14(a).

SEC means the United States Securities and Exchange Commission.

Securities means each of the Investor's Shares, Convertible Security, and Warrants, and all of the Investor's Shares, the Convertible Security and the Warrants collectively.

Securities Commissions means, collectively, the securities commissions or other securities regulatory authorities in each of the provinces where the Company has the status of a reporting issuer.

Security Structure Event means any consolidation, subdivision or any payment of a special dividend in Shares of the Company or distribution of Shares of the Company to all or substantially all holders of its outstanding Shares, which for the avoidance of doubt, does not include a rights offering, private placement or public offering of Shares.

Securities Termination Event means any of the following has occurred:

(a)	trading in securities generally in Canada or the United States has been suspended or limited for a consecutive period of greater than five (5) Business Days; or

(b)	a banking moratorium has been declared by Canada, the United States or the New York State authorities and is continuing for a consecutive period of greater than five (5) Business Days.

Share means a fully paid common share in the capital of the Company and includes (where applicable) Investor's Shares.

Share Custodian means the share custodian notified by the Investor to the Company.

Share Maximum has the meaning given to this term in clause 5.4(a).

Subsequent Equity Financing has the meaning given to it in clause 10.4

Subsidiary has the meaning given to that term in the Corporations Act.

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Tax means (a) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (b) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in clause (a) above or this clause (b); (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (d) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other person or as a result of being a transferee or successor in interest to any Party.

Term means in respect of the Convertible Security, the period commencing from the Closing Date and ending on the date that is the earlier of: (i) twenty-four (24) months from the Closing Date; or (ii) thirty (30) calendar days after the date on which there is NIL Amount Outstanding for the Convertible Security due to the Amount Outstanding having been fully converted and/ or fully repaid.

Toronto Business Day means a day, other than a Saturday or Sunday, on which banks in Toronto, Ontario are open for the general transaction of business.

Total Interest Amount means the total interest amount on the Convertible Security, based on an implied interest rate of 8.50% per annum.

Trading Day means a day on which the TSX is open for the buying and selling of securities.

Transaction Documents means this Agreement and all Warrant certificates issued under this Agreement.

TSX means the Toronto Stock Exchange.

TSX Rules means the TSX Company Manual.

US$ or US dollars means US dollars, the lawful currency of the United States of America.

US Securities Laws means all applicable U.S. federal and state securities laws including the respective rules and regulations made thereunder together with applicable rules, policies, notices, discretionary rulings and orders issued by applicable securities regulatory authorities having application, all as the same are in effect at the date hereof.

Vancouver Business Day means a day, other than a Saturday or Sunday, on which banks in Vancouver, British Columbia are open for the general transaction of business

VWAP means the volume weighted average trading price of the Shares, calculated by dividing the total value by the total volume of the Shares traded for the relevant period.

Warrants means 8,558,000 warrants to purchase Shares, exercisable at the Warrants Exercise Price on or before the date falling forty eight (48) months after their issue, granted in accordance with the terms and conditions set out in Annexure A.

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Warrants Exercise Price for the Warrants means CDN$0.97, being the price per Share equal to the greater of 130% of the VWAP per Share (in Canadian dollars) for the twenty (20) consecutive Trading Days immediately before the Execution Date (provided that if the resultant VWAP number contains four or more decimal places, such number will be rounded to the nearest four decimal places), and the VWAP per Share (in Canadian dollars) for the five (5) consecutive Trading Days immediately before the Execution Date (provided that if the resultant VWAP number contains four or more decimal places, such number will be rounded to the nearest four decimal places).

1.2	Interpretation

The following rules apply unless the context requires otherwise.

(a)	Headings and sub-headings used in this Agreement are used for convenience only and do not affect interpretation.

(b)	The singular includes the plural, and the converse also applies.

(c)	A gender includes all genders.

(d)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to a clause is a reference to a clause of this Agreement.

(f)	Mentioning anything after "includes", "including", "for example", or similar expressions, does not limit what else might be included.

(g)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented or novated.

(h)	Each reference to the word "person" in this Agreement will be deemed to include an individual, corporation, partnership, trust, incorporated or unincorporated association or body, joint venture, limited liability company, joint stock company, government (or any agency or subdivision), and other entity of any kind.

(i)	As used in this Agreement, references to the Recitals, clauses, Disclosure Schedule and the Annexures are references, respectively, to the Recitals of, clauses of, Disclosure Schedule to, and the Annexures to, this Agreement unless otherwise indicated.

(j)	The Disclosure Schedule and the Annexures identified in this Agreement are incorporated in this Agreement by reference and made a part of this Agreement.

(k)	Where a Closing Date falls on a day that is not a New York Business Day, a Vancouver Business Day or a Toronto Business Day, the Closing will occur on the day that is the next day that is a New York Business Day, a Vancouver Business Day and a Toronto Business Day.

(l)	Where a Conversion Date falls on a day that is not a New York Business Day, a Vancouver Business Day or a Toronto Business Day or a day on which the TSX is not open for trading, the Conversion will occur on the day that is the next day that is a New York Business Day, a Vancouver Business Day and a Toronto Business Day and a day on which the TSX is open for trading.

(m)	References in this Agreement to volume of trading of Shares and market price of Shares will be determined by reference to the calculations from the trading of such Shares on the TSX, as reported from an official TSX source such as TSX Infosuite, or, if the Shares are not hereafter listed on TSX, such other primary stock exchange or stock market upon which the Shares of the Company may be listed from time-to-time hereafter, as reported by Bloomberg LP.

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(n)	Any reference to time on a given day, excluding in connection with the meaning of Business Hours herein, shall be a reference to the local time in New York, New York on such day.

(o)	This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

2	Convertible Security

2.1	Convertible Security

On the terms and subject to the conditions of this Agreement, and in reliance on the respective representations and warranties of the Parties set out in this Agreement, within ten (10) Trading Days of the Execution Date or such later date as may be determined in accordance with the provisions of this Agreement (the Closing Date), the Investor will advance to the Company US$10,000,000, which following the set off of the US$350,000 Commitment Fee under clause 3.1 will result in the Investor being required to advance the Company US$9,650,000 (subject to any additional set off in this Agreement) (Closing) in consideration of which the Company shall issue (and at the Closing will be deemed to have issued) to the Investor an uncertificated convertible security with a face value of US$11,700,000 (Face Value of the Convertible Security) (representing a funding amount of US$10,000,000 (Funded Amount) plus an implied 8.50% interest rate per annum for the Term) on the terms set out in this Agreement (the Convertible Security). If the Company exercises its buy-back rights under clause 5.1(a) prior to the date that is 180 days after the Closing Date, the Face Value of the Convertible Security shall be reduced by US$450,000.

2.2	Interest

If as a result of a Conversion it is determined by the Investor or a court of competent jurisdiction that the effective rate of interest paid or payable on the Amount Outstanding or the Face Value of the Convertible Security is an effective rate of interest greater than the maximum prescribed in section 347(1)(b) of the Criminal Code (Canada), then the Parties shall take such steps, and modify this Agreement in such manner, so that the effective rate of interest paid or payable does not contravene such section, including, if required, by the repayment by the Investor to the Company of a sufficient amount of interest that was originally set-off from the Face Value so that the resulting amount of interest received by the Investor does not result in an effective rate of interest greater than that permitted.

3	Commitment Fee and Warrants

3.1	Commitment Fee

At, or prior to, the Closing, the Company must pay the Commitment Fee to the Investor, which payment must be paid and discharged by the Company by being offset against the funding obligation of the Investor under clause 2.1, such that the Investor pays US$9,650,000 to the Company at the Closing for the Convertible Security.

3.2	Closing Warrants

At, or prior to, the Closing, the Company shall grant to the Investor or Designated Warrant Holder, the Warrants.

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4	Conditions Precedent to Closing

4.1	Conditions Precedent to Closing – Investor

The Investor will have no obligation to pay or advance the amount under clause 2.1 to the Company or to effect the Closing, unless and until the following conditions are fulfilled, or waived in writing by the Investor, by no later than immediately prior to the Closing:

(a)	The Company has delivered or caused to be delivered to the Investor, and the Investor has received, the following:

(i)	a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder, in a form acceptable to the Investor, acting reasonably;

(ii)	an executed copy of each of the documents required by clause 10.5(a);

(iii)	copies of such additional documents (including evidence demonstrating all relevant approvals have been obtained from each person who is a party to an agreement with the Company where the transactions contemplated by a Closing would otherwise contravene, breach or constitute an event of default under that agreement with such person, as applicable), certificates, payments, assignments, transfers and other deliveries as the Investor or its legal counsel may reasonably request and as are customary in Canada to effect a closing of the matters contemplated at the Closing; and

(iv)	the flow of funds request, substantially in the form set out in Annexure B (Funds Flow Request).

(b)	Where the Closing, or the issue of the Convertible Security or Warrants may not be effected under Canadian Securities Laws or the Corporations Act in the absence of shareholder approval, the Company has obtained all shareholder approvals for the purposes of the Corporations Act and any Canadian Securities Laws and delivered to the Investor, and the Investor has received, documentary evidence (reasonably satisfactory to the Investor) of such shareholder approval having been obtained.

(c)	The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement.

(d)	Any and all consents, permits, approvals, registrations, waivers and documents, in the reasonable opinion of the Investor are necessary or appropriate for the consummation of those Contemplated Transactions that would be consummated at the Closing, have been issued by the Company and received by the Investor and remain in full force and effect.

(e)	The Investor is of the opinion, acting reasonably, that:

(i)	no Event of Default has occurred;

(ii)	no Event of Default would result from the Closing being effected.

(f)	The Company has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company as at or prior to the Closing.

(g)	The Company has received the conditional approval of the TSX in respect of the issuance of the Convertible Security and Warrants, and the listing of the Shares underlying the Convertible Security and Warrants.

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(h)	The Investor has received each of the documents required to be delivered, or which evidences satisfaction of the conditions, in accordance with paragraphs (a) – (g) of this clause 4.1 in connection with the Closing.

The Investor may, but is not required to, deem the absence of any notification by the Company prior to the Closing that any conditions to the Closing have not been fulfilled to be an assurance that all conditions to the Closing have been fulfilled.

4.2	Conditions Precedent to Closing – Company

(a)	The Company will have no obligation to effect the Closing, unless and until the following conditions are fulfilled, or waived in writing by the Company, by no later than immediately prior to the Closing.

(i)	Where the Closing, or the issue of the Convertible Security or Warrants may not be effected under Canadian Securities Laws or the Corporations Act in the absence of shareholder approval, the Company has obtained all shareholder approvals for the purposes of the Corporations Act and any Canadian Securities Laws.

(ii)	The Investor has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Investor as at, or prior to, the Closing.

(iii)	The representations and warranties of the Investor contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement.

(iv)	The Company has received the conditional approval of the TSX in respect of the issuance of the Convertible Security and Warrant, and the listing of the Shares underlying the Convertible Security and Warrants.

5	Buy-Back and Conversion of Convertible Security

5.1	Buy-Back

(a)	In its sole discretion, the Company may buy-back the Amount Outstanding of the Convertible Security at any time for an amount equal to the Amount Outstanding of such Convertible Security. In the event of the Company electing to exercise its right under this clause 5.1(a), it must issue the Investor with a buy-back notice for the Convertible Security (Buy-Back Notice), and upon receipt of a Buy-Back Notice, the Investor will have the option to convert an amount of the Amount Outstanding up to 33.3% of the Face Value of the Convertible Security into Shares at the Investor's discretion (subject to clause 5.4), at the Conversion Price (Buy-Back Conversion Option).

(b)	If the Investor wishes to exercise the Buy-Back Conversion Option, it must, within five (5) Business Days of receiving a Buy-Back Notice, issue a buy-back conversion notice (Buy-Back Conversion Notice) to the Company specifying the dollar value of the Amount Outstanding (which may be up to 33.3% of the original Face Value of the Convertible Security, subject to clause 5.4) which it requires be converted into Shares (Buy-Back Conversion Shares) at the Conversion Price (Buy-Back Conversion Amount).

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(c)	Upon issuing a Buy-Back Notice to the Investor, the Company irrevocably and unconditionally agrees to (as applicable), within five (5) Business Days of receiving the Buy-Back Conversion Notice, or if no Buy-Back Conversion Notice is received then within ten (10) Business Days of issuing the Buy-Back Notice (the Buy-Back Conversion Date):

(i)	pay to the Investor in immediately available funds the Amount Outstanding in respect of the Convertible Security, less any Buy-Back Conversion Amount requested by the Investor in a Buy-Back Conversion Notice that is permitted hereunder to be settled with Buy-Back Conversion Shares; and

(ii)	issue the Buy-Back Conversion Shares (if applicable) to the Investor, in accordance with its relevant obligations under clause 5.2.

(d)	For greater certainty:

(i)	upon the Company complying with the obligations in clause 5.1(c), the Company will have satisfied all obligations to pay the Amount Outstanding to the Investor with respect to the applicable Convertible Security and may at any time thereafter terminate this Agreement by providing written notice to the Investor, following which, the provisions of clause 15.2 shall apply; and

(ii)	all Warrants shall remain outstanding and held by the Investor or the Designated Warrant Holder and will be unaffected by any Buy-Back Notice.

5.2	Conversion of the Convertible Security

Subject to the obligations set out in clause 5.1, the Investor is permitted to convert the Convertible Security into Shares subject to the following terms and conditions.

(a)	The Investor may in its sole discretion one or more times and from time-to-time during the relevant period and during the Term for the Convertible Security provide the Company a conversion notice (Conversion Notice) under this clause 5.2(a) indicating that it requires a Conversion of the Convertible Security.

(b)	Upon receipt by the Company of a Conversion Notice pursuant to clause 5.2(a), the Company will effect a Conversion of the Convertible Security or the part thereof specified by the Investor in its Conversion Notice using the relevant Conversion Price, by issuing and delivering Shares (in the number determined pursuant to clause 5.2(d)) to the Investor or its nominee on the Conversion Date (as defined below).

(c)	A Conversion Notice delivered pursuant to clause 5.2(a) will specify:

(i)	the date (which shall be a Business Day in Vancouver, British Columbia or Toronto Ontario) by which the Investor requires Conversion to occur, giving at least one (1) Business Day notice (Conversion Date);

(ii)	the Company will take the required actions in order for the Conversion to occur on the Conversion Date, it being understood and agreed that the Investor may revoke any Conversion Notice, at its sole discretion, at least two (2) Business Days prior to the Conversion Date;

(iii)	notwithstanding clauses 5.2(c)(i) and 5.2(c)(ii), in the event the Company, despite its best efforts is unable to complete the Conversion on the Conversion Date due to additional time being required by the Share Custodian, the Company’s transfer agent or other relevant third party, the Conversion Date may be delayed up to five (5) Business Days from the date upon which the Company received the Conversion Notice; and

(iv)	the Conversion Amount(s) which may be, subject to clause 5.4, any amount up to the Amount Outstanding.

(d)	The aggregate Conversion Amount the Investor may Convert under 5.2(a) shall not exceed US$600,000 per month. Subject to clause 5.4, the Investor shall have the right at any time and in its sole discretion to increase such Conversion limit to up to US$1,200,000 per month, provided that the number of Shares corresponding to the aggregate increased amount does not exceed twenty percent (20%) of the aggregate trading volume of Shares for the immediately preceding twenty (20) Trading Days on the TSX if the Shares are listed on the TSX.

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(e)	Notwithstanding the limitations in clause 5.2(d), but subject to clause 5.4, if a Market Cap Event occurs at any time, there shall be no limit to the amount of the Amount Outstanding the Investor may Convert with respect to the Convertible Security.

(f)	Subject to clause 5.4, the Company and the Investor acknowledge and agree that there shall be no limit to the amount of the Amount Outstanding the Investor or the Company, as applicable, may Convert with respect to the Convertible Security pursuant to clause 5.6 or at any time that an Event of Default occurs and/or is continuing (subject to the cure period in clause 13).

(g)	The number of Conversion Shares that the Company shall issue and deliver on a Conversion will be determined by dividing the Designated CAD Equivalent Amount of that Conversion Amount, calculated as at the Business Day immediately preceding the date on which the Conversion Shares are issued, by the relevant Conversion Price, provided that if the resultant number contains a fraction, such number will be rounded down to the next lowest whole number.

(h)	On or prior to each Conversion Date, the Investor will provide the Company with a notice of the relevant Conversion Price applicable to the Conversion due to be effected on such Conversion Date, setting out the manner in which such Conversion Price was calculated by the Investor, which amount shall be verified by the Company to ensure if conforms with information from an official TSX source such as TSX Infosuite if the Shares are listed on TSX.

(i)	The Company shall deliver to the Investor the Conversion Shares on the Conversion Date to which it is entitled under this clause, and provided that:

(i)	The Investor shall not sell, transfer, assign or otherwise dispose of the Conversion Shares during the Lock-Up Period;

(ii)	If legends that were required under Canadian Securities Laws on any previously issued Share or Warrant certificate are no longer required under Canadian Securities Laws, the Investor is entitled to have these legends removed from any previously issued Share or Warrant certificate which the Company undertakes to cause within five (5) Business Days of any request from the Investor, which request shall be accompanied by each applicable Share or Warrant certificate in respect of which the request is made;

(iii)	the Investor is entitled to have any Conversion Shares issued after the Lock-Up Period in an electronic or dematerialized form as determined by the Investor;

(iv)	any Conversion Shares represented in an electronic or dematerialized form will not have any restrictive legend; and

(v)	Investor shall provide all such certificates, declarations, and/or opinions reasonably required by the Company, reliance on which is required by Law in order for the Conversion Shares to be issued without United States legends attached.

(j)	With respect to each Conversion Notice delivered by the Investor, the Company may by written notice to the Investor pay a cash amount to the Investor equal to 105% of all, or any portion of, the applicable Conversion Amount (the Cash Payment Amount) and upon the Company sending a notice to the Investor exercising its right under this clause 5.2(j) with respect to all or any portion of a Conversion Notice, the Company must within five (5) Business Days pay the Investor in immediately available funds the Cash Payment Amount and comply with clause 5.2 in respect of any remaining Conversion Amount.

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5.3	Issuing of Investor's Shares

Subject to clause 5.4, each time the Company is required to issue Shares to the Investor under this Agreement, the Company shall, without delay, take all actions required under Canadian Securities Laws and US Securities Laws in respect of the issuance of such Shares to the Investor, including, to the extent required, filing all required forms with and obtaining all approvals of the TSX that are required. In the event any approvals of the TSX are conditional upon the Company subsequently filing additional information or documentation with the TSX, the Company shall complete all such filings and the Investor shall cooperate to provide any required documentation required to be provided by it in the prescribed time period.

5.4	Limitation on Shares Issuable on Conversion

(a)	Notwithstanding any other provision of this Agreement, but subject to this clause 5.4, the aggregate number of Investor's Shares issuable upon Conversion, together with the number of Investor's Shares issued upon exercise of Warrants shall not exceed 43,588,000 Shares, as adjusted on a proportionate basis to reflect any Security Structure Event (the Share Maximum), unless and to the extent the Company has obtained approval by its shareholders for the issuance of additional Investor's Shares in a manner and form required by the TSX, or has otherwise obtained the approval of the TSX to issue Shares in excess of the Share Maximum without shareholder approval.

(b)	If in the opinion of the Investor it is likely that the issuance of Investor's Shares upon a Conversion or exercise of Warrants, together with the number of Investor's Shares issuable upon exercise of Warrants, would result in the issuance of a number of Shares in excess of the Share Maximum or result in the Investor becoming a "control person" (as defined in the Securities Act (British Columbia), the Investor may on notice require that the Company call and hold a special or extraordinary meeting of shareholders to seek the required shareholder approval, which the Company shall hold within sixty (60) days of the date that the Investor has delivered notice to the Company. Management of the Company shall make a positive recommendation in the materials sent to shareholders at such meeting to vote in favour of the Investor becoming a "control person" of the Company and/or being issued Investor's Shares.

(c)	If the Share Maximum referred to in clause 5.4(a) above would be exceeded on a Conversion and the Company is unable to obtain the approval of its shareholders for the issuance of additional Investor's Shares in excess of the Share Maximum, then without limiting any of the Investor's other rights under this Agreement:

(i)	the Investor may by written notice to the Company (Cash Conversion Notice) require the Company to pay a cash amount to the Investor equal to Y multiplied by $C, where:

Y = the number of new Investor's Shares required to be issued to the Investor in excess of the Share Maximum; and

$C = the 5-day VWAP per Share on the date prior to the issuance of the Conversion Notice,

(Cash Conversion Amount); and

(ii)	upon the Company receiving a Cash Conversion Notice from the Investor, the Company must within five (5) Business Days pay the Investor in immediately available funds the Cash Conversion Amount.

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(d)	Notwithstanding any right of Conversion hereunder, Investor will not be entitled to convert that portion of the Amount Outstanding representing the Total Interest Amount until such time as the relevant pro rata amount has accrued in accordance with this clause 5.4(d). For purposes of determining that portion of the Amount Outstanding represented by principal and the Total Interest Amount in connection with Conversions, in all cases a Conversion will be deemed to apply first to the amounts constituting the Funded Amount and with the final balance of the Amount Outstanding representing the Total Interest Amount. The Total Interest Amount will accrue for purposes of this clause 5.4(d) in respect of the US$1,700,000 Total Interest Amount for the Convertible Security, in equal monthly increments of US$70,833.33 commencing at the end of the first month following the issue of the Convertible Security and the end of each month thereafter for twenty-four (24) months.

(e)	In the event that a Conversion and/or exercise of Warrants would result in the Investor becoming an “Insider” (as defined in TSX Rules) of the Company, such Conversion and/or exercise of Warrants will be postponed and will not be effective until the TSX has approved a personal information form(s), or waived the requirement therefor, in respect of the Investor. In addition, in the event that a Conversion and/or exercise of Warrants would "materially affect control" (as defined in TSX Rules) of the Company, and/or result in the Investor becoming a "control person" (as defined in the Securities Act (British Columbia)), such Conversion and/or exercise of Warrants will be postponed and will not be effective until the Parties comply with all requirements under Canadian Securities Laws, as applicable. For greater certainty, if a Conversion and/or exercise of Warrants is postponed in accordance with this clause 5.4(e), such postponement will not constitute an Event of Default.

5.5	Resale Restrictions

The Investor will abide by and follow the resale restrictions under Canadian Securities Laws for the Securities and acknowledges that certificates representing such Securities will bear a restrictive legend if issued during the Lock-up Period.

5.6	Payment at Maturity

On the date that is twenty-four (24) months following the Closing Date, the Company shall pay to the Investor the Amount Outstanding, if any, of the Convertible Security, in immediately available funds, or, by issuing Shares at the Conversion Price (with the Conversion Date, for such purposes, being a date mutually agreed by the Parties), or a combination thereof. The Company shall have the right to issue Shares to the Investor under this clause 5.6 only if such Shares are issued as free-trading Shares without any hold periods or statutory restrictions and no Event of Default had occurred during the Term. For greater certainty: (i) upon the Company complying with the obligations in clause 5.6, the Company will have satisfied all obligations to pay the Amount Outstanding to Investor with respect to the applicable Convertible Security and may at any time thereafter terminate this Agreement by providing written notice to the Investor, following which, the provisions of clause 15.2 shall apply, and (ii) all Warrants shall remain outstanding and held by the Investor or the Designated Warrant Holder.

6	Additional Conditions to Investor's Shares

6.1	Conditions to issue of Investor's Shares

The obligation of the Investor to accept an issuance of Investor's Shares, will be subject to the fulfilment on or before the issuance date of each of the conditions set out below.

(a)	Subject to clause 5.4, all shareholder and regulatory approvals, consents, permits, other approvals, registrations and waivers necessary or appropriate for the issuance of the Investor's Shares, including under Canadian Securities Laws and US Securities Laws, have been issued and received by the Company and remain in full force and effect.

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(b)	The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made.

(c)	The Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the issuance date.

(d)	No Event of Default has occurred or would result from the Contemplated Transactions occurring on such issuance date being effected.

(e)	The issue and delivery of such Investor's Shares would not result in the Company being in breach of Canadian Securities Laws, US Securities Laws or the Corporations Act.

6.2	Consequence of failure to meet conditions

(a)	The Company shall not issue Shares as discharge of all or any part of any Amount Outstanding, to the Investor or its nominee without the prior written consent of the Investor if, on the issue of the relevant Shares, any of the conditions in clause 6.1 have not been fulfilled.

(b)	If the Company issues Shares in breach of sub-clause 6.2(a):

(i)	the relevant Shares will be deemed not to have been accepted by the Investor and the Shares will be surrendered by the Investor and repurchased for cancellation by the Company, and the Investor agrees to co-operate to effect that repurchase and cancellation. The costs of such repurchase and cancellation will be borne by the Company and the Company shall indemnify the Investor in respect of any liability arising to the Investor in accordance with clause 16.2; and

(ii)	the obligation of the Company to deliver Shares in accordance with clause 5 will be deemed not to have been discharged.

7	Representations and Warranties by the Company

7.1	Representations and Warranties

The Company represents and warrants to the Investor, on the Execution Date, at the Closing, at each Conversion Date, and on the date of issuing any Shares on exercise of Warrants (in each case where qualified by an express reference to the representation or the warranty being given on a particular other date or dates, on that date or dates), that the following statements in this clause 7.1 are true and correct and not misleading, including by omission:

(a)	(Existence) The Company is a corporation incorporated and validly existing in good standing under the laws of the Province of British Columbia, with all requisite corporate power and authority to own, use, lease and operate its properties and conduct its business in the manner presently conducted, and is duly qualified to transact business in each jurisdiction where it is so required.

(b)	(Authorisation) The execution and delivery of, and performance by the Company of this Agreement, including, without limitation, to:

(i)	enter into, authorise, execute and deliver the Transaction Documents, the certificates representing the Warrants and the certificates representing the Investor's Shares, including obtaining any shareholder approval required for the issue (as and when required to be issued in accordance with the terms of the Transaction Documents) of the Warrants (and issuing any Shares pursuant to the Warrants), the Investor's Shares and the Convertible Security; and

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(ii)	enter into, and authorise the performance of, all obligations of the Company as and when required under the Transaction Documents and the Contemplated Transactions, including issuing the Warrants and the Investor's Shares, has been authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company, its officers, its board of directors, or its security holders in connection with the Transaction Documents or the relevant Contemplated Transactions (except as may be required by Canadian Securities Laws and US Securities Laws).

(c)	(No contravention) The entry into the Transaction Documents by the Company and the undertaking of the Contemplated Transactions will not cause the Company to breach or contravene:

(i)	its articles, notice of articles or any of its other constating documents;

(ii)	any agreement it has with any other third party and does not constitute an event of default under any such agreement; or

(iii)	any applicable Law, including the Corporations Act;

(d)	(Securities) The Company is authorized to issue an unlimited number of Shares, of which 241,081,316 Shares are issued and outstanding as of the Execution Date, and no other class of equity or voting securities are authorized as of the Execution Date.

(e)	(Binding Obligations) This Agreement has been duly executed and delivered by the Company, and this Agreement and each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

(f)	(Security structure)

(i)	No person is entitled, or purports to be entitled, to any right of first refusal, pre-emptive right, right of participation, or any similar right, to participate in the Contemplated Transactions or otherwise with respect to any securities of the Company.

(ii)	The Company has not granted security with respect to any indebtedness or other equity of the Company., other than the CEO Loans.

(iii)	The issuance and sale of any of the Investor's Shares or the Warrants will not obligate the Company to issue Shares or other securities to any other person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

(iv)	Except as described in the Disclosure Schedule:

(A)	there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is, or may be, obligated to issue any equity, equity securities or equity-linked securities of any kind;

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(B)	there are no voting, buy-sell, outstanding or authorised stock appreciation, right of first purchase, phantom stock, profit participation or equity-based compensation agreements, options or arrangements, or like rights relating to the securities of the Company or agreements of any kind among the Company and any person; and

(C)	as of the Execution Date, the Company has repaid all outstanding debt facilities and there is no indebtedness or other equity of the Company that is senior to, or pari passu with, the Convertible Security in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise other than the CEO Loans.

(g)	(Valid issuance) All Investor's Shares to be issued by the Company pursuant to this Agreement have been duly authorized for issuance and sale by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment of the consideration thereof pursuant to this Agreement, will be outstanding as fully paid and non-assessable Shares, and will not have been issued in violation or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Company or in violation of any Canadian Securities Laws, and will be free and clear of all Liens and restrictions, except for restrictions on transfer imposed by Canadian Securities Laws and US Securities Laws.

(h)	(Reporting Issuer and TSX Listed) The Company is a "reporting issuer" under Canadian Securities Laws in each of the Provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick, and is not currently noted in default of any filing requirement under such securities laws. The Shares of the Company are listed on the TSX. The Company has complied with its obligations to file and deliver any documents required under TSX Rules and the Company is not in material breach, contravention or default of any the TSX Rules and no fact exists which may result in the foregoing.

(i)	(Consents) Prior to the Closing, except for the approval of the TSX and provided there exists applicable exemptions from registration under US Securities Laws, there are no consents, approvals, authorizations, orders or agreements of any Governmental Authorities or any other persons which may be required for the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities.

(j)	(Regulatory Issues) No order ceasing or suspending trading in any securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company and, to the Company's knowledge, no investigations or proceedings for such purposes are pending or threatened. To the Company's knowledge, there is no fact or circumstance that may cause the Company to request or any Governmental Authority to impose any order ceasing or suspending trading in securities of the Company nor prohibiting the sale or issuance of such securities.

(k)	(Subsidiaries) The Subsidiaries listed in the Disclosure Schedule are all of the Subsidiaries of the Company. The Company owns 100% of the voting and equity interests in the Subsidiaries. Except as disclosed in the Disclosure Schedule, the Company is the sole beneficial owner of the Subsidiaries and no other person holds any equity interests or securities exchangeable into securities of any Subsidiary or has any agreement, option, warrant, right or privilege (whether pre-emptive or contractual) being capable of becoming an agreement for the purchase, subscription or issuance of any issued or unissued shares or other securities of any Subsidiary. Each of the Subsidiaries has been duly incorporated or established and is validly existing and in good standing under the laws of its respective jurisdiction of organization with all requisite corporate power and authority to own, use, lease and operate its properties and conduct its business in the manner presently conducted, and is duly qualified to transact business in each jurisdiction where it is so required.

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(l)	(No Material Adverse Effect) Except as disclosed in the Disclosure Schedule, there has not been any material change in the assets, liabilities or obligations (absolute, contingent or otherwise) of the Company and its Subsidiaries (taken as a whole) from that set forth in the Company's financial statements for its fiscal year-ended June 30, 2020. Additionally, no event or circumstance subsists which affects the Company or any of its Subsidiaries or to which any of the Company's or any of its Subsidiaries' assets are subject which would, or would be reasonably likely to, have a Material Adverse Effect.

(m)	(Financial Statements) Since the date of the Company's most recent financial statements (where for these purposes the most recent financial statements means the annual or interim financial statements most recently released to the market and made available in the Public Record):

(i)	the Company has not incurred any liabilities (contingent or otherwise) that remain outstanding, other than in the ordinary course of business;

(ii)	the Company has not altered its method of accounting; and

(iii)	the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

The Company's most recent financial statements, as well its financial statements for its fiscal year-ended June 30, 2020, have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly the consolidated financial position and results of operation and changes in the financial position of the Company for the periods involved, and such accounts fairly present in all material respects the financial condition, financial performance and cash flows of the Company for the periods involved.

(n)	(Litigation)

Except as disclosed in the Disclosure Schedule:

(i)	There are no material pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their assets or properties and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated;

(ii)	There has not been, and to the Company's knowledge there is no, pending or contemplated investigation by any Governmental Authority involving the Company, its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries; and

(iii)	There is no agreement, judgment, injunction, order or decree binding upon the Company or its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Company or its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries, other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, be expected to have a Material Adverse Effect on the Company or its Subsidiaries.

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(o)	(Compliance) Neither the Company nor any Subsidiary:

(i)	is in material default under, or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

(ii)	is in violation of any order of any Governmental Authority; or

(iii)	is in violation of any Law in any material respect.

Except as disclosed in the Public Record, the Company and its Subsidiaries have received all material permits, licenses and other approvals required of any of them under such Laws, rules, regulations, orders and directions for the conduct of their current business operations, and are in material compliance with all terms and conditions of such permits, licenses or approvals; and have not received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such permits, licenses or approvals. Without limiting the generality of the foregoing, except as disclosed in the Public Record, the Company and each of its Subsidiaries has good and marketable title under applicable Laws to the licenses that constitute the Elk Creek Project and to all material personal property owned by them in the conduct of their business on the Elk Creek Project, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, or liens and encumbrances otherwise required by applicable Law.

(p)	(Environmental Laws) Except as disclosed in the Disclosure Schedule, the Company and its Subsidiaries: (i) are in material compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws); (ii) have received all permits, licenses or other approvals currently required of any of them under applicable Environmental Laws to conduct their current business; and (iii) are in material compliance with all terms and conditions of any such permit, licences or approval.

(q)	(Tax Returns)

(i)	Each of the Company and its Subsidiaries has (A) correctly prepared and duly and on a timely basis filed all tax returns required to be filed by them, (B) paid all Taxes due and payable by them, (C) paid all assessments and reassessments and all other Taxes, governmental charges, penalties, interest and other fines due and payable by them and which are claimed by any Governmental Authority to be due and owing and adequate provision has been made for Taxes payable for any completed fiscal period for which tax returns are not yet required to be filed, (D) duly and timely withheld and remitted or caused to be withheld and remitted, all Taxes required to be withheld and remitted by them, and (E) duly and timely collected and remitted or caused to be collected and remitted, to the appropriate Governmental Authority such Taxes required by Law to be collected and remitted by them;

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(ii)	there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any Tax, governmental charge or deficiency by the Company or any of its Subsidiaries;

(iii)	to the knowledge of the Company, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Company or any of its Subsidiaries in respect of Taxes, governmental charges or assessments; and

(iv)	there are no matters under discussion with any governmental authority relating to Taxes, governmental charges or assessments asserted by any such authority, other than in ordinary course of business.

(r)	(OFAC) None of the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

(s)	(No Foreign Corrupt Practices) None of the Company or any of the Subsidiaries has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction except as otherwise permitted under applicable Law; or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act (United States) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

(t)	(Anti-Money Laundering) The operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

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(u)	(Disclosures)

(i)	The materials delivered, and statements made, by the Company and its representatives to the Investor in connection with the Contemplated Transactions (the Materials) do not, as at the time delivered or made, and (in respect of materials delivered and statements made prior to the Execution Date) on the Execution Date:

(A)	contain any untrue statement of a material fact or misleading statement; or

(B)	omit to state a material fact necessary in order to make the statements contained in those Materials, in light of the circumstances under which they were made, not misleading; and

(ii)	The Company has disclosed to the Investor all material facts relating to the Company, its business, assets, properties, the Transaction Documents, the Contemplated Transactions, and all other matters which are material to the assessment of the nature and amount of the risk inherent in an investment in the Company.

(v)	(Solvency) No Insolvency Event has been suffered or incurred by the Company or its Subsidiaries.

(w)	(Law) The Company has filed or delivered any documents required under Canadian Securities Laws or the Corporations Act to be filed and delivered, and in each case, within the time period required, and the Company is otherwise in material compliance with Canadian Securities Laws and the Corporations Act and no fact exists which may result in the Company not being in such material compliance with Canadian Securities Laws or the Corporations Act.

(x)	(Entitlement to rely on prospectus exemption) The Company has complied and will comply with Canadian Securities Laws in connection with the offer, sale and issuance of the Investor's Shares to the Investor and confirms that the Investor's Shares may be issued to the Investor under Canadian Securities Laws without the requirement that the Company file a prospectus qualified under such Canadian Securities Laws.

(y)	(Non-public information) Neither the Company nor any person acting on its behalf has provided the Investor or its agents, representatives or counsel with any information that is a "material fact" or "material change" with respect to the Company (as such terms are defined under Canadian Securities Laws) that has not been generally disclosed to the public, and to the Company’s knowledge, the Investor does not possess knowledge of any “material fact”, “material change” with respect to the Company that has not been generally disclosed to the public, and, to the extent this warranty is breached, the Company must immediately release the relevant information to the market.

(z)	(Prohibited Transactions) The Company has not entered or agreed to enter into a Prohibited Transaction that has not been completed.

(aa)	(Absence of Events of Default) No Event of Default and no event which, with notice, lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

(bb)	(U.S. compliance)

(i)	(No general solicitation) Neither the Company nor to its knowledge, any person acting on its behalf, has conducted any "general solicitation" or "general advertising" (as those terms are used in Regulation D under the 1933 Act) in connection with the offer or sale of the Securities or any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act with respect to the offer or sale of the Securities.

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(ii)	(No integrated offering) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security, in a manner, or under circumstances, that:

(A)	would adversely affect reliance by the Company on the provisions of Rule 506(b) of Regulation D under the 1933 Act for the exemption from the registration requirements of the 1933 Act for the Contemplated Transactions;

(B)	would require registration of the sale of the Securities under the 1933 Act; or

(C)	would cause such offer or solicitation to be deemed integrated with the offering of the Securities pursuant to US Securities Laws such that there is no available exemption from registration under the 1933 Act.

(iii)	(Private placement) The offer and sale of the Securities to the Investor as contemplated by this Agreement are exempt from:

(A)	the registration requirements of the 1933 Act by virtue of Rule 506(b) of Regulation D under the 1933 Act; and

(B)	the registration and/or qualification provisions of all US Securities Laws, subject to the Company preparing and filing, within prescribed time periods, any forms or notices required under Regulation D under the 1933 Act or applicable blue sky laws in connection with the offer and sale of the Securities.

(iv)	(Category 3 securities) As at the date of this Agreement, the Company is a Category 3 issuer pursuant to Rule 903 of Regulation S under the 1933 Act.

7.2	Investor's reliance

The Company acknowledges that the Investor has entered into this Agreement in reliance on the Company's representations and warranties set out in this Agreement.

7.3	Construction of representation and warranties

Each representation and warranty of the Company is to be construed independently of the others and is not limited by reference to any other representation or warranty.

7.4	Disclosures and limitations

(a)	The representations and warranties of the Company set out in clause 7.1 are not limited in any way by information gathered, or due diligence conducted by, the Investor, its advisers or representatives.

(b)	The representations and warranties of the Company will be further qualified only to the extent expressly set out in Schedule 1 (the Disclosure Schedule).

7.5	Notice

The Company shall immediately notify the Investor in writing upon becoming aware of any inaccuracy of any representation or warranty given by the Company under this Agreement.

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8	Representations and Warranties of the Investor

8.1	Representations and warranties

The Investor represents, warrants, covenants and agrees, on the Execution Date, at the Closing, at each Conversion Date and on exercise of Warrants (in each case, except where qualified by an express reference in this clause 8.1 as to the representation or the warranty being given on and as of a particular date or dates, only on and as of that date or dates), that the following are true:

(a)	(Organisation, good standing and qualification)

(i)	The Investor is a validly existing limited liability company and has all requisite power and authority to enter into and consummate the Contemplated Transactions and otherwise to carry out its obligations under this Agreement;

(ii)	The Investor is in good standing under the laws of the jurisdiction of its place of incorporation and has all requisite power and authority to carry out the Contemplated Transactions; and

(iii)	The Investor is not in violation or default of any of the provisions of its limited liability company agreement, certificate of formation, or other organizational or charter documents.

(b)	(Authorization) The execution, delivery and performance by the Investor of this Agreement have been duly authorised and will constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

(c)	(Status of Investor) The Investor is purchasing the Securities as principal, is entitled to purchase the Securities without the benefit of a prospectus qualified under Canadian Securities Laws, is, at the Execution Date and at the Closing, an "accredited investor" within the meaning of paragraph (m) of the definition of "accredited investor" in NI 45-106 and was not created, and is not used, solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor” in NI 45-106.

(d)	(U.S. compliance – investment intent) The Investor understands that the Securities are and will be when issued, as applicable, "restricted securities" pursuant to Rule 144(a)(3) under the 1933 Act and have not been registered under the 1933 Act or any applicable US Securities Laws, and, accordingly, may not be offered or sold or otherwise transferred, directly or indirectly, except pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in accordance with applicable US Securities Laws. For purposes of assuring that the Investor is not an underwriter within the meaning of Section 2(a)(11) of the 1933 Act for purposes of Rule 502(d) under the 1933 Act, the Investor represents that it:

(i)	is acquiring the Securities as principal for its own account for investment purposes only (as contemplated by the 1933 Act and the rules and regulations promulgated thereunder) and not with a view to or for distributing or reselling such Securities or any part of such Securities, directly or indirectly, in violation of the 1933 Act;

(ii)	has no present intention of distributing any of such Securities in violation of the 1933 Act; and

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(iii)	has no arrangement or understanding with any other person or persons regarding the distribution of such Securities in violation of the 1933 Act.

(e)	(Investor status) At the time the Investor was offered the Securities, it was, and at the Execution Date it is, an "accredited investor" as defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor is not, and is not required to be, registered as a broker or dealer under section 15 of the Exchange Act.

(f)	(Adequate information) The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has reviewed such information as the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in, and make an informed investment decision with respect to, the Securities.

(g)	(General solicitation) The Investor is not purchasing the Securities as a result of any "general solicitation" or "general advertising" (as such terms are used in Regulation D under the 1933 Act) including, without limitation, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine, on the Internet or similar media or broadcast over television or radio or presented at any seminar or in any filing with the SEC or any other general solicitation or general advertisement or any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act with respect to the offer or sale of the Securities.

(h)	(United States Resale Restrictions) The Investor acknowledges and understands that the Securities, as restricted securities under 1933 Act, have, in addition to any other resale restrictions imposed by the specific terms thereof or by the application of Canadian Securities Laws, the following resale restrictions under US Securities Laws and, for so long as the Securities are restricted securities under Rule 144(a)(3) of the 1933 Act, the Investor hereby agrees to transfer or sell the Securities, directly or indirectly, only: (A) to the Company or (B) outside the United States in accordance with Regulation S under the 1933 Act and pursuant to Canadian Securities Laws and the terms of this Agreement, (C) pursuant to the exemptions from registration under the 1933 Act provided by (I) Rule 144 thereunder, if available, or (II) Rule 144A thereunder, if available, and in both cases in accordance with applicable state securities laws of the United States, or (D) in a transaction that does not require registration under the 1933 Act or any applicable state securities laws of the United States and, in the case of clauses (C)(I) or (D) above, or if otherwise reasonably required by the Company, the Investor has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect. The Investor has implemented appropriate internal controls and procedures to ensure that the Securities shall be properly identified in its records as restricted securities under the 1933 Act that are subject to the re-sale and transfer restrictions set forth herein notwithstanding the absence of a U.S. restrictive legend or a definitive physical certificate.

(i)	(U.S. Warrant exercise) The Investor understands and acknowledges that the Warrants may not be exercised in the United States or by or on behalf of, or for the account or benefit of, a U.S. Person (as such term is defined in Regulation S under the 1933 Act) or a person in the United States unless an exemption is available from the registration requirements of the 1933 Act and the US Securities Laws, and the Investor or the Designated Warrant Holder, as applicable, has furnished an opinion of counsel, or other evidence, in either case in form and substance satisfactory to the Company, to such effect; provided that the Investor will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants acquired pursuant to the terms of this Agreement, at a time when the Investor or Designated Warrant Holder, as applicable, is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the 1933 Act.

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(j)	(U.S. restrictive legend Warrants) In addition to any legends required by Canadian Securities Laws, the Investor understands and acknowledges that the certificates representing the Warrants issued pursuant to the terms of this Agreement, and all certificates issued in exchange for or in substitution of such certificates shall bear the following legend upon the original issuance of any such Warrants and until the legend is no longer required under applicable requirements of the 1933 Act and US Securities Laws:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE, OR (II) RULE 144A, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REASONABLY REQUIRED BY THE CORPORATION, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE SECURITIES REPRESENTED HEREBY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. FOR PURPOSES OF THE FOREGOING, "UNITED STATES" AND "U.S. PERSON" ARE USED AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT."

(k)	(No U.S. registration) The Investor understands and acknowledges that, except as set forth in Section 10.6 hereto, the Company is not obligated to file and has no present intention of filing with the SEC or with any state securities administrator any registration statement in respect of re-sales of the Securities.

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(l)	(Sources of Funds) The Investor represents that: (i) no part of the funds that may be used by the Investor for or in the transactions contemplated under this Agreement will have been directly or indirectly derived from, or related to, any activity that may contravene federal, state, provincial or international laws and regulations, including: (A) anti-corruption laws, including the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act (United States) and (B) the Money Laundering Laws and regulation including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and regulations of the U.S. Department of the Treasury's Office of Foreign Assets Control (OFAC); (ii) no proceeds received by the Investor pursuant to this Agreement will be used to finance any activities that contravene such federal, state, provincial or international laws and regulations; (iii) no direct or indirect contribution or payment to the Company by the undersigned will cause the Company or any affiliate to be in violation of such federal, state, provincial or international laws and regulations; (iii) it and its affiliates are not acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order of the U.S. as a terrorist, Specially Designated National and Blocked Person (SDN) or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC; (iv) it and its affiliates also are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of any SDN; and (v) none of the Investor nor its affiliates, directors or officers has been or is currently subject to any United States sanctions administered by OFAC.

8.2	Company's reliance

The Investor acknowledges that the Company has entered into this Agreement in reliance on the Investor's representations and warranties set out in this clause 8.

8.3	Construction of representation and warranties

Each representation and warranty of the Investor is to be construed independently of the others and is not limited by reference to any other representation or warranty.

8.4	Notice

The Investor will immediately notify the Company upon becoming aware of any material breach of any representation or warranty given by the Investor under this Agreement.

9	Terms of the Warrants

The Warrants granted in accordance with the terms hereof will have the terms and conditions set out in Annexure A, and the "Exercise Price" (as such term is defined in Annexure A) of the relevant Warrant will be set in accordance with the definition of Warrants Exercise Price.

10	Additional Covenants and Agreements

10.1	U.S Transfer and Sale Restrictions

Until such time as the applicable hold period under the 1933 Act has elapsed with respect to the Securities and the Investor has provided an opinion of counsel of recognized standing reasonably satisfactory to the Company that the Securities are no longer restricted securities under Rule 144(a)(3) of the Securities Act, the Investor will not transfer or sell the Securities, directly or indirectly, in the United States or to, or for the account or benefit of a U.S. Person (as such term is defined in Regulation S under the 1933 Act), it will not deposit any the Investor Shares with Cede & Co. or any successor thereto, it will not transfer or sell any Securities over the facilities of the OTC Markets Group, Inc. including the OTCQX International and it will cause any nominee holding the Securities on its behalf to comply with re-sale and transfer restrictions contained in this Agreement.

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10.2	Ranking of the Investor's Shares

(a)	The Investor's Shares will rank equally in all respects with the existing Shares on the date of issue of the Investor's Shares.

(b)	At each issuance, the Company shall credit all Investor's Shares as fully paid.

(c)	All Investor's Shares will be issued free and clear of any Liens, except, during the Lock-Up Period, pursuant to Canadian Securities Laws.

10.3	Ranking of Investor's interest in the Convertible Security

(a)	The Convertible Security will constitute direct, general, and unconditional obligations of the Company and the Company represents and warrants, at the Execution Date and for the period while there is Amount Outstanding, the Convertible Security will, unless otherwise agreed to by the Investor and subject to clause 10.5, rank senior to all other debt or loan obligations of the Company including any of the Company’s outstanding unsecured bank debt.

(b)	The Company may not arrange to obtain, or obtain, any debt funding (including convertible debt or preferred stock) or other financial accommodation, other than incidental indebtedness arising from time to time pursuant to the Company’s ordinary course business, without the prior written consent of the Investor.

(c)	In the event the Company arranges, or obtains, any new debt (including convertible debt or preferred stock) (Debt Proceeds), the Company must promptly provide the Investor with full details about such arrangements, and, in its sole discretion, the Investor may direct that the Company use some or all of the Debt Proceeds as is specified by the Investor to promptly repay some or all of the Amount Outstanding on the Convertible Security or may, in its sole discretion, waive compliance with this requirement.

(d)	In the event the Company completes any single equity financing (including securities convertible into equity) for aggregate gross proceeds of at least US$10,000,000 (Equity Proceeds), the Company must promptly notify the Investor of each such financing (in reasonably detail) and the Investor may, in its sole discretion, within ten (10) Business Days of tis receipt of notice thereof, direct the Company to use up to 25% of the Equity Proceeds of each such financing to pay the Amount Outstanding of the Convertible Security.

(e)	In the event the Investor directs the Company to make any repayment under clauses 10.3(c) or 10.3(d), the Company shall make such repayment within three (3) Business Days of its receipt of a written direction from the Investor, which direction may not be delivered to the Company until two (2) Business Days following actual receipt by the Company of the funds referred to in clause 10.3(d).

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10.4	Participation Right

The Company hereby grants the Investor the right but not the obligation (the Participation Right), at the Investor’s sole discretion, to participate in any equity financing of the Company (including any financing of securities convertible for, or exchangeable into, Shares of the Company) (each a Subsequent Equity Financing), whereby the Investor may subscribe for up to fifteen percent (15%) of each Subsequent Equity Financing on terms and conditions (if any) identical to all other subscribers in such financing, provided, however, that: (i) the limitations set forth in clause 5.4(e) shall apply mutatis mutandis to the Investor’s exercise of the Participation Right and (ii) the Investor may not participate in a Subsequent Equity Financing for an amount of securities that would exceed the Share Maximum, unless, the Company has obtained the approval of the TSX to issue such Shares without shareholder approval. The Company shall provide the Investor with prompt notice in writing of each Subsequent Equity Financing, including all particulars of such Subsequent Equity Financing (the Financing Notice). Each Financing Notice shall be accompanied by all documentation (including without limitation, disclosure documents, offering memoranda, and definitive agreements), as are provided to other subscribers in such Subsequent Equity Financing The Investor shall have no less than five (5) Business Days from the date of receipt of a Financing Notice to advise the Company whether it wishes to participate in such Subsequent Equity Financings and the amount for which the Investor wishes to subscribe under this clause 10.4, which may be less than its entitlement hereunder, provided that if the Company is proposing to undertake a Bought Deal in respect of such Subsequent Equity Financing, the Company shall give such Financing Notice to the Investor as early as practicable in the circumstances in light of the speed and urgency under which Bought Deals are conducted and the Investor shall have three (3) days from the date of receipt of a Financing Notice to advise the Company whether it wishes to participate in such proposed Bought Deal and the amount for which the Investor wishes to subscribe under this clause 10.4, which may be less than its entitlement hereunder. The Participation Right shall continue for a period of two years from the Closing Date (the Participation Right Period) and shall survive termination or expiration of this Agreement and may be exercised once in whole or in part in respect of each Subsequent Equity Financing conducted, or to be conducted, by the Company during the Participation Right Period. For greater certainty, so long as a Subsequent Equity Financing is announced by the Company during the Participation Right Period, the Participation Right shall apply, even though such Subsequent Equity Financing may be completed after the Participation Right Period. The Company shall not complete a Subsequent Equity Financing until it has complied with this clause 10.4, provided that the restrictions imposed by the application of clause 5.4(e), mutatis mutandis or the Share Maximum shall not constitute non-compliance with this clause 10.4.

10.5	Security

(a)	On or before the Closing Date, the Company shall grant to the investor a general security interest in all of the assets and property of the Company (including all of the issued and outstanding shares of 0896800 BC Ltd. (089 BC Ltd), a Subsidiary of the Company, by pledging such shares to the Investor on or before the Closing Date) in a form and agreement acceptable to the Investor, acting reasonably.

(b)	On or before the date that is twenty (20) days after the Execution Date, the Company shall:

(i)	cause 089 BC Ltd. to execute a guarantee guaranteeing all of the debts, liabilities and obligations of the Company under this Agreement pursuant to a guarantee acceptable to the Investor;

(ii)	cause 089 BC Ltd. to pledge all of the issued and outstanding shares of Elk Creek Resources Corp. (Elk Creek), an indirect Subsidiary of the Company, pursuant to a share pledge acceptable to the Investor; and

(iii)	cause Elk Creek to execute a guarantee guaranteeing all of the debts, liabilities and obligations of the Company under this Agreement pursuant to a guarantee acceptable to the Investor.

(c)	On or before the date that is twenty (20) days after the Execution Date, the Company shall cause Mark A. Smith, the President and Chief Executive Officer of the Company, to enter into an intercreditor, subordination or standstill agreement with the Investor which will provide, among things, that: (i) subject to clause 10.5(e), the liens of the Investor contemplated under this clause 10.5 will rank pari passu with the security interests granted by the Company to its President and Chief Executive Officer, Mark A. Smith, as security for certain loans and a non-revolving credit facility provided by Mark A. Smith to the Company in the aggregate amount of US$3,500,000 (the CEO Loans) and (ii) Mark A. Smith will agree to a standstill with respect to his enforcement rights for so long as any Amount Outstanding under this Agreement remains outstanding.

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(d)	On or before the date that is sixty (60) days after the Execution Date, the Company shall cause Elk Creek to do all things necessary and desirable (including signing and recording all documents and lodging all filings by all required parties (including Mark A. Smith)) in order to grant and perfect a lien on Elk Creek’s real property and fixtures, as set out in the Disclosure Schedules, in favour of the Investor.

(e)	The CEO Loans will rank pari passu with the Investor’s liens contemplated under this clause 10.5, subject to a maximum amount of US$4,000,000. For greater certainty, the Investor’s liens under this clause 10.5 shall be senior to the liens or other security interests granted by the Company in favour of Mark A. Smith for any amount that is owed by the Company to Mark A. Smith in excess of US$4,000,000.

(f)	At any time that the Amount Outstanding has been reduced to NIL (including the Conversion of the Convertible Security), at the request of the Company and at the Company's expense, the Investor shall execute, deliver and file, as applicable, all discharges, releases and financing change statements that are, in the Company's opinion, necessary or desirable to release all Liens granted by the Company to the Investor under this clause 10.5.

10.6	Registration Rights

(a)	(Registration Statement) Promptly, but in any event no later than April 1, 2021 the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Investor’s Shares. The foregoing Registration Statement shall be filed on Form S-1 or a Form S-3 or any successor forms thereto. A copy of the Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel.

(b)	(Expenses) Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 10.6, including all fees and expenses associated with effecting the registration of the Investor’s Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Investor’s Shares for sale under US Securities Laws, listing fees, reasonable fees and expenses of one counsel to the Investor and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor’s Shares being sold.

(c)	(Effectiveness) The Company shall use its best efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is one hundred twenty (120) days following the Closing Date. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

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(d)	(Piggyback Registration Rights) If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of Shares (other than (x) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of Shares and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Investor to include in such registration the Investor’s Shares (which request shall specify the number of Investor’s Shares proposed to be included in such registration), the Company shall use its commercially reasonable efforts to cause all such Investor’s Shares to be included in such registration statement on the same terms and conditions as the Shares otherwise being sold pursuant to such registered offering. If the registration under which the Company gives notice pursuant to this Section 10.6(d) is an underwritten offering and the managing underwriter or managing underwriters of such offering advise the Company and the Investor that, in its or their reasonable view, the amount of Shares requested to be included in such registration (including the Investor’s Shares requested by the Investor to be included in such offering and any Shares that the Company proposes to be included that are not the Investor’s Shares) exceeds the number of Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Company (the Maximum Offering Size), then the Company shall so advise the Investor and shall include in such offering the number of Shares which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the Shares that the Company proposes to sell up to the Maximum Offering Size and (B) second, the Investor’s Shares requested to be included in such registration. If the Investor requests that any Investor’s Shares be included in a registration pursuant to this Section 10.6(d), then the Investor must sell such Investor’s Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 10.6(d) prior to the effective date of such registration statement, whether or not the Investor has elected to include Investor’s Shares in such registration statement. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 10.6(b) hereof.

(e)	(Company Obligations) The Company will use its best efforts to effect the registration of the Investor’s Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(i)	use its best efforts to cause the Registration Statement to remain continuously effective for a period that will terminate upon the first date on which all of the Investor’s Shares may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144 under the 1933 Act or have been sold by the Investor (the Effectiveness Period) and advise the Investor in writing when the Effectiveness Period has expired;

(ii)	prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the Exchange Act with respect to the distribution of all of the Investor’s Shares covered thereby;

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(iii)	provide copies to and permit counsel designated by the Investor to review all amendments and supplements to the Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;

(iv)	furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor’s Shares that are covered by the related Registration Statement;

(v)	as promptly as reasonably practicable, notify the Investor of any request by the SEC for the amending or supplementing of the Registration Statement or Prospectus or for additional information;

(vi)	use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as reasonably possible and notify the Investor of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(vii)	prior to any public offering of the Investor’s Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Investor’s Shares for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Investor covered by the Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Investor’s Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(viii)	immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to the Investor a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);

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(ix)	otherwise use its best efforts to comply in all material respects with all applicable rules and regulations of the SEC under the 1933 Act and the Exchange Act;

(x)	hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with US Securities Laws, (ii) the disclosure of such information is necessary to complete the Registration Statement or to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

(xi)	take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of all the Investor’s Shares pursuant to the Registration Statement.

(f)	(Indemnification by the Company) The Company will indemnify and hold harmless the the Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (collectively, the Investor Indemnified Parties), from and against any Losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, final Prospectus or other document, including any Blue Sky Application (as defined below), or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary prospectus, final Prospectus or other document, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any U.S. state or other jurisdiction in order to qualify any or all of the Investor’s Shares under the securities laws thereof (any such application, document or information herein called a Blue Sky Application); (iii) any violation or alleged violation by the Company or its agents of the 1933 Act, the Exchange Act or any similar US Securities Laws or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Investor’s Shares pursuant to any Registration Statement; or (iv) any failure to register or qualify the Investor’s Shares included in any such Registration Statement in any U.S. state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

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(g)	(Conduct of Indemnification Proceedings) Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such person’s receipt of, or when such person otherwise become aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(h)	(Contribution for Indemnification Proceedings) If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.

(i)	(Definitions) The following definitions apply for the purposes of this Clause 10.6:

(i)	Prospectus means the prospectus included in any Registration Statement, as amended or supplemented by an prospectus supplement, with respect to the terms of the offering of any portion of the Investor’s Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

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(ii)	Registration Statement means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Investor’s Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

10.7	Rights of Investor

The right of the Investor to be issued Conversion Shares in accordance with clause 5 and otherwise under this Agreement, will not confer on the Investor any entitlement to receive dividends or vote at a general meeting of shareholders of the Company.

10.8	Compliance with Laws

(a)	The Company and the Investor will each comply with all applicable Laws in all material respects.

(b)	Except as otherwise provided herein, the Company shall make, in a timely manner, all filings that may be required under Canadian Securities Laws and US Securities Laws in connection with the Contemplated Transactions, including, without limitation, all filings required by the TSX and all filings required by NI 45-106.

10.9	TSX Listing

At all times during the term of this Agreement (and provided that the Investor holds any Securities), the Company shall ensure that the Shares remain listed on the TSX, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be listed on the TSX so long as the holders of Shares receive securities of an entity which is listed on the TSX (or, subject to the prior approval of the Investor, another recognized stock exchange), or cash, or the holders of the Shares have approved the transaction in accordance with the requirements of Canadian Securities Laws, US Securities Laws and corporate laws, subject to the Company's compliance with its obligations in clause 10.10, if the Investor exercises its right in clause 10.10.

10.10	Adjustments on Arrangements, Take-Overs and Changes of Control

If the Company proposes an arrangement or is the subject of a take-over bid, which in either case would result in a Change of Control Event that would also result in the Shares no longer being listed on the TSX, then the Investor may, but is not required to, at any time up to five (5) Business Days prior to the date of completion of such proposed transaction, require that the Company cause that other person, company or legal entity which is the counterparty to such arrangement or take-over bid, to assume all of the obligations of the Company under this Agreement following the completion of such proposed transaction, including the obligation to issue Conversion Shares. If the Investor exercises its right in this clause, then the Company shall cause that other person, company or legal entity to enter into an assignment and/or novation agreement acceptable to the Investor acting reasonably, and following such time, the Investor shall accept, in lieu of Shares, Conversion Shares, Convertible Security, or Warrants, an economically equivalent number of shares, convertible securities and warrants issued by that other person, company, or legal entity in lieu of the Shares, Conversion Shares, Convertible Security or Warrants to which the Investor is entitled to hereunder. The number of Shares, Conversion Shares, Convertible Security, or Warrants to be issued shall be adjusted for the exchange ratio applicable in the relevant arrangement or take-over bid, and the Investor shall have the right to consent to the accuracy of such adjustment. If the Investor exercises its right in this clause, and the Company is unable to, or the other company does not, enter into an assignment and/or novation acceptable to the Investor, then the failure to do so shall be considered an Event of Default.

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10.11	Prohibited Transactions

Unless agreed in writing between the Company and the Investor, from the Execution Date until the date of termination of this Agreement, the Company shall not effect, or enter into an agreement to effect, any Prohibited Transaction unless the funds raised from such Prohibited Transaction are utilised to repay the Amount Outstanding in full.

10.12	No shorting

During the term of this Agreement, none of the Investor or any of its Affiliates will engage in any short sales of any securities of the Company.

10.13	Investor's Share Custodian

During the term of this Agreement, the Investor will notify the Company of its prime broker and Share Custodian promptly prior to the Company being required to issue any Shares to the Investor and will advise the Company of any change of its Share Custodian within five (5) Business Days following such change having taken effect.

10.14	Set-Off

(a)	The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company's obligations to the Investor (whether or not due for payment) under this Agreement and/or any Transaction Document including any payment owing to the Investor resulting from an Event of Default.

(b)	The Investor may do anything necessary to effect any set-off undertaken in accordance with this clause 10.14 (including varying the date for payment of any amount payable by the Investor to the Company).

10.15	Set-Off Exclusion

All payments which are required to be made by the Company to the Investor will be made without:

(a)	any set-off, counterclaim or condition; or

(b)	any deduction or withholding for Tax or any other reason, unless a deduction or withholding is required by law,

except as may otherwise be consented to by the Investor.

10.16	Miscellaneous Negative Covenants

The Company shall not, and (in respect of only subclauses (a), (f) and (g) below) shall cause all of its Subsidiaries not to, directly or indirectly, without the Investor's written approval:

(a)	dispose, in a single transaction, or in a series of transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries unless such disposal is in the ordinary course of business or the entirety of the Amount Outstanding is repaid in full at the closing thereof;

(b)	cease to be a "reporting issuer" under any Canadian Securities Laws;

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(c)	de-list its Shares from the TSX, provided that this provision shall not prevent the Company from completing any transaction which would result in the Company ceasing to be listed on the TSX so long as the holders of Shares receive securities of an entity which is listed on the TSX (or, subject to the prior approval of the Investor, another recognized stock exchange), or cash, or the holders of the Shares have approved the transaction in accordance with the requirements of Canadian Securities Laws, US Securities Laws and corporate laws, subject to the Company's compliance with its obligations in clause 10.10, if the Investor exercises its right in clause 10.10;

(d)	undertake any consolidation of its share capital unless such consolidation is required by the TSX;

(e)	list its Shares on any stock exchange other than TSX;

(f)	reduce its paid-up or stated capital;

(g)	transfer the jurisdiction of incorporation of the Company or any of its Subsidiaries; or

(h)	enter into any agreement with respect to any of the matters referred to in paragraphs (a) – (g).

In the event the Company proposes to take any action set out in paragraphs (a) to (i) above, the Company shall provide the Investor with at least ten (10) Business Days prior written notice regardless of whether the consent of the Investor is required in the circumstances.

10.17	Use of Proceeds

The Company shall only use the funds received from the Investor under this Agreement for land purchases for the Elk Creek Project, related expenditures and other general corporate purposes that are reasonable in light of the nature of the Company's business as of the Execution Date, and for greater certainty must not use these funds for making any pledge payments to any third party, for dividend payments, the repayment or redemption of any indebtedness or obligations or interests held by any security holders (or similar payments) or the repayment of any debt due to a director, officer, insider or related party of the Company or any of its Subsidiaries.

10.18	Withholding Gross-Up

All payments made by the Company in respect of this Agreement (in respect of principal, interest or otherwise) shall, except as required by applicable Law, be made in full without set-off or counterclaim, and free of and without deduction or withholding for any present or future Taxes provided that if the Company is required by applicable Law to deduct or withhold any Taxes from or in respect of any payment or sum payable to the Investor, the payment or sum payable will be increased as necessary so that after making all such deductions or withholdings, the Investor receives an amount equal to the sum it would have received if no such deduction or withholding had been made and the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

In the event the Investor subsequently receives or recovers any deducted or withheld amount from any Canadian federal, provincial or other Governmental Authority, or it is able to use such withheld amounts to reduce its US Taxes otherwise payable, and the Company has complied with its obligations in this clause 10.18, then the Investor shall pay such amount to the Company within twenty (20) Business Days of actual receipt.

11	Taxes

(a)	Without limiting anything else in this Agreement, the Company shall:

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(i)	pay any Tax required to be paid to any Governmental Authority which is payable by the Company in respect of this Agreement or any Contemplated Transaction (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of this Agreement or any Contemplated Transaction);

(ii)	pay any fine, penalty or other cost in respect of a failure to pay any Tax as required by this clause 11; and

(iii)	indemnify the Investor against any amount payable by it under this clause 11.

(b)	Without limiting anything else in this Agreement:

(i)	the Company shall pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits Tax that may be payable to, or required to be paid by, any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any Contemplated Transaction or any payment, receipt or other transaction contemplated by this Agreement; and

(ii)	the Company shall indemnify the Investor against any loss or liability incurred or suffered by it as a result of the delay or failure by the Company to pay the Taxes under clause 11(b)(i).

(c)	Without limiting anything else in this Agreement, at all times on and from the date of this Agreement, the Company shall comply in all material respects with all applicable laws relating to Tax and promptly file, or cause to be filed, all tax returns, and other Tax filings, required under applicable Tax law.

12	Default

12.1	Events of Default

Any of the following will constitute an Event of Default:

(a)	Any of the representations, warranties, or covenants made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document, Materials or public filing are inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor, any of its representatives, or the Company's shareholders, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made or repeated (in each case where qualified by an express reference to the representation or the warranty being given on a particular other date or dates, on that date or dates).

(b)	The Company or any Subsidiary of the Company suffers or incurs an Insolvency Event.

(c)	The Company or any of its Subsidiaries ceases, suspends, or threatens to cease or suspend, the conduct of all or a substantial part of its business, or disposes, in a single transaction, or in a series of transactions, of all or substantially all of the assets of the Company on a consolidated basis unless such disposal is in the ordinary course of business or the proceeds therefrom are used to pay the entirety of the Amount Outstanding to the Investor;

(d)	The Company or any of its Subsidiaries takes action to reduce its capital or stated capital of any of its share classes.

(e)	There is a cease trade order against the Company, a management cease trade order in respect of the Company, or the Company ceases to be a "reporting issuer" under any Canadian Securities Laws (or applies to do so), or the trading in the Shares is halted or suspended under TSX Rules, other than a temporary halt not exceeding two (2) Trading Days in connection with disclosure by the Company.

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(f)	The Shares are de-listed from the TSX, provided that it shall not be an Event of Default if the Investor exercises its right set forth in clause 10.10 or if it is otherwise permitted by the terms of this Agreement.

(g)	Any of the conditions set out in clauses 4.1, or 6.1 have not have been fulfilled in a timely manner or the time prescribed.

(h)	The Company denies the right of the Investor to receive any Securities hereunder, or otherwise dishonours or rejects any action taken, or document delivered, in furtherance of the Investor's rights to receive any Investor's Shares or Warrants (provided that nothing in this clause 12.1(h) is deemed to prevent the Company from challenging the Investor's actions to which the Investor is in fact not entitled under this Agreement).

(i)	A Transaction Document or a Contemplated Transaction has been ultimately determined by a court of competent jurisdiction to be wholly or partly void, voidable or unenforceable.

(j)	A court of competent jurisdiction makes an ultimate determination in favour of any action, claim, proceeding, suit, investigation, or action against any other person or otherwise asserted before any Governmental Authority, which seeks to restrain, challenge, deny, enjoin, limit, modify, delay, or dispute, the right of the Investor or the Company to enter into any Transaction Documents or undertake any of the Contemplated Transactions.

(k)	Any event, condition or development occurs or arises which in the opinion of the Investor (acting reasonably) has, or could reasonably be expected to have, a Material Adverse Effect.

(l)	Any consent, permit, approval, registration or waiver necessary for the consummation of those Contemplated Transactions that remain to be consummated at the applicable time, has not been issued or received, or does not remain in full force and effect at the applicable time.

(m)	The TSX revokes any conditional approval it has granted in respect of any of the Securities (including the Warrants) to be issued pursuant to this Agreement or the Company does not satisfy the conditions of such approval within the prescribed time period.

(n)	The Investor has not received all those items required to be delivered to it in connection with a Closing, or upon the exercise of Warrants in accordance with this Agreement.

(o)	The Company subsequently becomes prohibited under Canadian Securities Laws or the Corporations Act from issuing Shares to the Investor under this Agreement, provided that the restrictions imposed by the Share Maximum shall not constitute an Event of Default.

(p)	The Company fails to perform, comply with, or observe, any other material term, covenant, undertaking, obligation or agreement under any Transaction Document, including without limitation, the failure to pay any cash amount owing to the Investor hereunder at the time such payment is due.

(q)	A default judgment of an amount of US$500,000 or greater is entered against the Company or any of its Subsidiaries.

(r)	The Company and/or any of its Subsidiaries defaults in relation to a payment obligation in the amount of US$500,000 or greater under any financial accommodation, including any loan, advance, debenture or other form of financing entered into with a third party (taking into account any applicable grace period agreed by the relevant third party).

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(s)	If at any time after the Execution Date, the Company or any of its Subsidiaries has any present or future liabilities, including contingent liabilities, for an amount or amounts totalling more than US$500,000 which have not been satisfied on time or within thirty (30) days of invoice (taking into account any applicable grace period agreed with the relevant third party to whom such liabilities are owed), or have become prematurely payable as a result of its default or breach (howsoever described)

(t)	The Company fails to comply with its covenant in clause 10.10 if the Investor exercises its right in clause 10.10.

(u)	The Company fails to comply with its obligation to deliver Conversion Shares in accordance with this Agreement, and including for greater certainty, in compliance with clauses 5.2(i).

(v)	The Company contravenes clause 10.3.

(w)	Any of the Company, 089 BC Ltd or Elk Creek fail to grant or perfect the liens or comply with their obligations as set out in clause 10.5 by the dates specified therein to the satisfaction of the Investor.

(x)	Any of the agreement contemplated by clause 10.5 are not entered into by the dates specified in clause 10.5 to the satisfaction of the Investor.

(y)	The Company or any Subsidiary has any accounts payable or other ordinary course liability outstanding as due and unpaid for more than 90 days, unless contested in good faith.

(z)	The Company undergoes a Change of Control Event to which the Investor has not given its prior written consent.

(aa)	A Securities Termination Event occurs.

12.2	Investor Right to Investigate an Event of Default

If in the Investor's reasonable opinion, an Event of Default has occurred, or is or may be continuing or likely to occur:

(a)	the Investor may notify the Company that it wishes to investigate such purported Event of Default;

(b)	the Company shall co-operate fully with the Investor in such investigation, subject to applicable Laws;

(c)	the Company shall comply with all reasonable requests made by the Investor of the Company in connection with any investigation by the Investor and will:

(i)	provide all information and documents requested by the Investor in relation to the Event of Default to the Investor, provided the Investor agrees that any materially price sensitive information and/ or non-public information will be subject to confidentiality; and

(ii)	provide all such information and documents within five (5) Business Days of such request by the Investor; and

(d)	the Company shall pay all reasonable costs in connection with any investigation by the Investor.

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13	Notice and Cure Provisions

The Investor shall give prompt notice to the Company of the occurrence, or failure to occur, at any time from the date hereof, of any event or state of facts which occurrence or failure would be likely to or could result in an Event of Default. Subject to the provisions hereof, the Investor may only elect to terminate this Agreement or exercise its rights under clause 14 upon the occurrence or existence of any Event of Default or at any time during the continuance of such Event of Default, if

(a)	the Investor has delivered written notice to the Company specifying the event or state of facts which occurrence or failure to occur does constitute, or would be likely to, or could result in, an Event of Default; and

(b)	if any such notice is delivered, and the Company is proceeding expeditiously and diligently at its own expense to cure such matter, if such matter is susceptible of being cured, the Investor may not terminate this Agreement or exercise its rights under clause 14 until the expiration of a period of five (5) Business Days from the date of such occurrence, failure to occur or the coming into existence of such event or state of facts.

14	Rights of the Investor upon an Event of Default

(a)	Upon the occurrence or existence of any Event of Default and at any time during the continuance of such Event of Default, subject to compliance with clause 13, the Investor may:

(i)	declare, by notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds (including, without limitation, the immediate repayment of any Amount Outstanding) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and/or

(ii)	terminate this Agreement, by notice to the Company, effective as of the date set out in the Investor's notice given to the Company under this clause 14(a)(ii).

(b)	If the Investor gives the Company a notice under clause 14(a)(i), the Company must within five (5) Business Days, pay to the Investor in immediately available funds the Amount Outstanding for the Convertible Security and any interest owing by the Company to the Investor under clause 14(f).

(c)	The Investor will have no obligation to consummate the Closing or a Conversion under this Agreement where an Event of Default has occurred, for as long as such Event of Default continues, and the Closing Date or Conversion Date, as applicable, will be deemed to be postponed accordingly, unless the Investor notifies the Company otherwise in writing (which notification shall be at the sole discretion of the Investor).

(d)	In addition to the foregoing rights, upon the occurrence or existence of any Event of Default, the Investor may give the Company notice that from the date of the Event of Default that the Conversion Price shall be only the price per Share equal to the VWAP per Share for the five (5) consecutive Trading Days immediately prior to the Conversion Date less the maximum discount to such price then allowable as determined in accordance with the TSX Rules.

(e)	In addition to the remedies set out in sub-clauses 14(a), 14(b) and 14(d), subject to compliance with clause 13, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, including by suit in equity and/or by action at Law.

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(f)	Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, in addition to the rights of the Investor specified in this clause 14, upon an Event of Default occurring, the interest thereafter payable on the Convertible Security will be at a rate of 15% per annum (Interest Rate upon Default), which interest will accrue from the earliest date of the Event of Default on the outstanding Face Value of the Convertible Security and will be compounded monthly, for as long as the Event of Default will not have been remedied, except that the Interest Rate Upon Default will not apply if: (i) subsequent to the Event of Default, the Investor is not prohibited by Law or otherwise from exercising its Conversion rights under clause 5.2 of this Agreement, and (ii) the Company otherwise complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement. The Company must pay this amount of interest on the Amount Outstanding on the Convertible Security to the Investor on a monthly basis in arrears on the last day of each calendar month following the Event of Default (or such other date as notified in writing by the Investor to the Company or as otherwise required under clause 14(b)).

(g)	Upon the occurrence or existence of any Event of Default, in addition to all other remedies at law and in equity, the Investor may, at its option, take all actions and remedies provided for in the security instruments and filings securing the liens described in clause 10.5 herein, which remedies may include, without limitation, foreclosing on its liens contemplated therein.

(h)	Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, in connection with any Event of Default under clauses 12.1(a), 12.1(d), 12.1(g), 12.1(k), 12.1(n), 12.1(p), 12.1(q), 12.1(r), or 12.1(s), the Company shall not be required to pay to the Investor in immediately available funds any Amount Outstanding pursuant to clause 14(a)(i) and 14(b) if: (i) subsequent to the Event of Default, the Investor is not prohibited by Law or otherwise from exercising its Conversion rights under clause 5.2 of this Agreement, (ii) the Investor actually exercises its Conversion rights under clause 5.2 of this Agreement, and (iii) the Company otherwise complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement.

15	Termination

15.1	Events of Termination

This Agreement:

(a)	may be terminated, without limiting the generality of clause 14, but subject to clause 13:

(i)	by the Investor on the occurrence or existence of a Securities Termination Event or a Change of Control Event;

(ii)	by the mutual written consent of the Parties, at any time;

(iii)	by either Party, by written notice to the other Party, effective immediately, if the Closing has not occurred within fifteen (15) Business Days of the Execution Date or such later date as the Parties agree in writing, provided that the right to terminate this Agreement under this clause 15.1(a)(iii) is not available to any Party:

(A)	that is in material breach of or default under this Agreement; or

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(B)	whose failure to fulfil any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur;

(iv)	by the Investor, in accordance with clause 14 or clause 17.16; and

(v)	by the Company, in accordance with clause 5.1(d) and clause 5.6.

15.2	Effect of Termination

(a)	Subject to clause 15.2(b), each Party's right of termination under clause 15.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b)	If the Investor terminates this Agreement under clause 15.1(a)(i):

(i)	the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Amount Outstanding) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii)	the Company must within five (5) Business Days of such notice being received, pay to the Investor in immediately available funds the Amount Outstanding for the Convertible Security to the Investor, unless the Investor terminates this Agreement as a result of one of the Events of Default identified in clause 14(h) and provided that (i) subsequent to the termination under clause 15.1(a)(i), the Investor is not prohibited by Law or otherwise from exercising its Conversion rights under clause 5.2 of this Agreement, (ii) the Investor actually exercises its Conversion rights under clause 5.2 of this Agreement, and (iii) the Company otherwise complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement (which obligation will survive termination).

(c)	Upon termination of this Agreement, the Investor will not be required to effect the Closing after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, including, for the avoidance of doubt any obligation of the Company to issue Shares on exercise of Warrants, any obligation of the Company to issue any additional Convertible Security, and any obligation of the Company to pay or repay any amounts owing to the Investor hereunder and which have not been repaid at the time of termination.

(d)	Nothing in this Agreement will be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

16	Survival and Indemnification

16.1	Survival

The provisions of clauses 1, 5 to 11, and 13 to 17 (inclusive) of this Agreement will survive, and continue in full force and effect, notwithstanding the execution of this Agreement, Closing and each repayment of any of the Amount Outstanding, and each Contemplated Transaction, and the termination of this Agreement or another Transaction Document or any related provision.

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16.2	Indemnification of Investor

(a)	An Investor Indemnified Person will not be liable to the Company, and the Company shall indemnify and hold harmless each of the Investor, any general partner or manager of the Investor, and Affiliates of each of those parties, and the respective directors, officers, members, shareholders, partners, employees, attorneys, agents and permitted successors and assigns of each of the Investor, any general partner or manager of the Investor, and Affiliates of each of those parties (each, an Investor Indemnified Person), from and against any and all losses, claims, damages, liabilities, awards, demands and expenses (including, without limitation, all judgments, amounts paid in settlements, reasonable solicitors' fees and costs and attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit, investigation, or action by any Governmental Authority, pending or threatened, and the costs of enforcement) (collectively, Losses), that arise out of, are based on, relate to, or are incurred in connection with, any of the following:

(i)	a breach or non-performance by the Company of its covenants under this Agreement;

(ii)	a material breach or an inaccuracy of any of the Company's representations or warranties made in this Agreement;

(iii)	any misrepresentation made in the Materials or the Company's Public Record;

(iv)	any non-disclosure of any "material fact" or "material change", as such terms are defined under Canadian Securities Laws, or, necessary to make the statements in the Materials or the Company’s Public Record, in light of the circumstances under which they were made, not misleading; and

(v)	any inquiry, investigation or proceeding commenced or threatened by, or in, any court, administrative body, securities commission, stock exchange or other competent authority (each a Proceeding) based upon, or resulting from, the execution, delivery, performance or enforcement of any of the Transaction Documents or Contemplated Transactions, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of those items referred to in paragraphs (i) – (iv), provided, however, that the Company shall not indemnify any Investor Indemnified Person from, or hold any Investor Indemnified Person harmless against, any Losses that result solely from:

(vi)	such Investor Indemnified Person's breach of any representation or warranty contained in this Agreement, or

(vii)	such Investor Indemnified Person's fraud, gross negligence or wilful default in performing its obligations under this Agreement.

(b)	To the extent that the Company's undertaking in this clause 16.2 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of all Losses that is permissible under applicable Law.

(c)	To the extent that any amount payable to an Investor Indemnified Person in accordance with this clause 16.2 is subject to Tax or withholding, then, without limiting clause 10.18 or clause 11, the Company shall increase the amount payable to the Investor Indemnified Person by such additional amount as is necessary to ensure that after making the allowance for any Tax that may be payable, the Investor Indemnified Person receives the full amount required to be paid before giving effect to such allowance for Tax.

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(d)	Each indemnity set out in this Agreement:

(i)	is a continuing obligation, independent of the Company's other obligations under this Agreement;

(ii)	continues notwithstanding any termination of this Agreement;

(iii)	constitutes a liability of the Company separate and independent from any other liability under this Agreement and under any other agreement; and

(iv)	will survive, and continue in full force and effect, in accordance with clause 16.1.

(e)	The Company acknowledges that the indemnity given under this clause 16.2 is directly enforceable against it by any Investor Indemnified Person. The Investor holds the benefit of this clause 16.2 on trust for any Investor Indemnified Person.

17	Miscellaneous

17.1	Time of the essence

With regard to all dates and time periods set out in this Agreement or referred to in any Transaction Document, time is of the essence.

17.2	No partnership or advisory or fiduciary relationship

Nothing in this Agreement should be construed to create a partnership between the Parties, or a fiduciary or an advisory relationship between the Investor or any of its Affiliates and the Company and any of its Subsidiaries.

17.3	Remedies and injunctive relief

(a)	The rights and remedies of the Investor set out in this Agreement and the other Transaction Documents are in addition to all other rights and remedies given to the Investor by law or otherwise.

(b)	The Company acknowledges that:

(i)	monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement; and

(ii)	the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if:

(A)	the Company fails to comply or threatens not to comply with this Agreement; or

(B)	the Investor has reason to believe that the Company will not comply with this Agreement.

17.4	Adjustments

(a)	Each time when a Security Structure Event occurs, the Conversion Price will be reduced or, as the case may be, increased, in the same proportion as the issued capital of the Company is, as the case may be, consolidated or subdivided, provided that the adjustment may not be greater than an amount that is equal to the difference between: (i) the trading price of the underlying securities immediately prior to such underlying securities trading on an "ex-distribution" basis, and (ii) the trading price of the underlying securities immediately after the underlying securities have commenced trading on an "ex-distribution" basis.

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(b)	The intent of this clause 17.4 is to maintain the relative benefit and burden to the Investor and the Company of their respective economic bargains.

(c)	When the Company becomes aware of a fact that may give rise to an adjustment of the Conversion Price, the Company must promptly notify the Investor of the specifics of the fact that may give rise to such adjustment.

17.5	Successors and assigns

(a)	The rights and obligations of the Parties under this Agreement are personal and may not be assigned to any other person or assumed by any other person, except as expressly provided in this clause 17.5.

(b)	Neither this Agreement nor any of the Company's rights and obligations under this Agreement may be assigned by the Company without the prior written consent of the Investor.

(c)	Subject to clause 17.5(d), the Investor may assign this Agreement and/or any of its rights and/or obligations under this Agreement to any Affiliate of the Investor, any successor entity in connection with a merger or consolidation of the Investor with another entity, and/or any acquirer of a substantial portion of the Investor's business and/or assets on prior written notice to the Company.

(d)	The Investor must notify the Company of any assignment or novation of any of its rights or obligations under this Agreement at least five (5) Business Days prior to the assignment or novation taking effect.

(e)	Nothing in this clause 17.5 will be deemed to prevent the Investor from assigning, transferring, encumbering or otherwise dealing with its rights under, or in connection with, the Investor's Shares or Warrants without the consent of any person, subject to the Investor's compliance with applicable Laws.

17.6	Counterparts and e-mail

(a)	This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

(b)	Such counterparts may be delivered by one Party to the other by e-mail, and such counterparts will be valid for all purposes.

17.7	Notices

(a)	Except as otherwise specifically agreed, all notices and other communications made in connection with any Transaction Document will be in writing and must be delivered by a courier or another like service in person, or sent by e-mail.

(b)	When delivered by a courier or another like service in person in Canada, a notice will be deemed given, or another communication will be deemed to have been received:

(i)	when delivered, if received during Business Hours in the place of delivery; or

(ii)	at 9.00 am (in the place of delivery) on the Business Day immediately following the date of such delivery, if delivered outside of Business Hours in the place of delivery.

(c)	When delivered by a courier or another like service in person outside of Canada, a notice will be deemed given, or another communication will be deemed to have been received:

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(i)	when delivered, if received during Business Hours in the place of delivery; or

(ii)	at 9.00 am (in the place of delivery) on the Business Day immediately following such date of delivery, if delivered outside of Business Hours in the place of delivery.

(d)	When sent by e-mail transmission, a notice will be deemed given, or another communication will be deemed to have been received:

(i)	two hours after the time at which such transmission was sent (the E-mail Time), if such time falls within Business Hours in the place of delivery; or

(ii)	at 9.00 am (in the place of delivery) on the Business Day immediately following the date of the E-mail Time, if sent to the Company or the Investor and the E-mail Time falls outside of Business Hours in the place of delivery, unless the sender receives an automated message that the email has not been delivered.

(e)	All notices and other communications required to be delivered in accordance with this Agreement will be sent to the representatives of the Party to be notified at the addresses or e-mail addresses indicated respectively below, or at such other addresses or e-mail addresses as the Parties may from time to time by like notice specify:

(i)	If to the Company:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO USA 80112
Attention: President and Chief Executive Officer
E-mail: msmith@niocorp.com

with a copy to (that shall not constitute notice)

Blake, Cassels & Graydon LLP

595 Burrard Street, Suite 2600, Vancouver, BC V7X 1L3

Attention : Bob Wooder

Email: bob.wooder@blakes.com

(ii)	If to the Investor:

Lind Global Asset Management III, LLC
c/o The Lind Partners, LLC
444 Madison Ave, Fl 41
New York, NY 10022 USA

Attention: Mr. Jeff Easton
E-mail: Jeaston@thelindpartners.com and notice@thelindpartners.com

17.8	Amendments and waivers

(a)	Any term of this Agreement may be amended, supplemented, or modified, only with the written consent of the Parties.

(b)	Any obligation of either Party under this Agreement may be extended or waived only by an instrument in writing signed on behalf of the Party entitled to enforce the obligation.

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17.9	Legal Costs

(a)	Except as otherwise agreed and as set out in clause 17.9(b), each Party will bear its own legal costs in connection with the preparation of this Agreement.

(b)	The Parties acknowledge that the Company has made a non-refundable prepayment of CDN$20,000 towards the Investor's legal costs in connection with this Agreement and the Contemplated Transactions. Further, upon provision of invoices, the Company will be obligated to pay up to a further CDN$30,000 to the Investor’s legal counsel (and/or other professional advisors engaged by the Investor) in respect of the Investor’s legal and/or due diligence costs actually incurred in connection with this Agreement and the Contemplated Transactions.

17.10	Payments under this Agreement

Any payment to be made pursuant to the terms of this Agreement will be made by telegraphic transfer of cleared funds, except as expressly stated in this Agreement or unless the Parties agree otherwise.

17.11	Financial calculations

(a)	All calculations of any Conversion Price or Warrants Exercise Price under this Agreement must initially be undertaken by the Investor.

(b)	The Investor must notify the amount calculated under paragraph (a) to the Company for verification and confirmation, together with the underlying calculations and other supporting information.

(c)	The Investor must:

(i)	ensure any calculation referred to in sub-clause 17.11(a) is the result of accurate mathematical calculation; and

(ii)	promptly provide any information reasonably requested by the Company to verify any calculation from time to time.

(d)	In the event of a dispute between the Investor and the Company as to the appropriateness or correctness of any calculation, any underlying assumption or supporting information, the Investor and the Company must meet and negotiate in good faith to settle the dispute upon notice from either Party to the other requiring the same. If the dispute is not resolved within two (2) Business Days, then in the absence of manifest error in, or a deficiency in supporting information for, the Investor's calculation, the Investor's calculation will be used for the purpose of effecting any Conversion Price, other issuance of Shares or other securities under this Agreement or for the relevant purpose.

(e)	If the Shares are listed on TSX any calculation must be verified by the Company to conform with information from an official TSX source such as TSX Infosuite, if applicable.

17.12	Non circumvention

Neither Party to this Agreement shall do anything or omit to do anything that undermines or in any way circumvents, whether directly or indirectly the intent or objective of this Agreement.

17.13	Good Faith

The Parties acknowledge that they have negotiated the terms of this Agreement in good faith and each Party must act in good faith towards each other and use their best endeavours to comply with the spirit and intention of this Agreement.

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17.14	Publicity and confidentiality

(a)	The Company shall not, (and will use its best endeavours to ensure that none of its Affiliates or any persons acting on behalf of the Company and any of its Affiliates), issue any public release or announcement concerning this Agreement, its subject-matter or content, or the Contemplated Transactions, or disclose any information provided by the Investor (including the terms of any Transaction Documents) (Relevant Information), without the prior written consent of the Investor (which consent will not be unreasonably withheld or delayed), subject to clause 17.14(c).

(b)	In any public release or announcement proposed to be made pursuant to Canadian Securities Laws, where the proposed public release or announcement proposes to make a reference to the Investor or the Contemplated Transactions, the Company shall provide a copy of the proposed announcement to the Investor for review prior to release, subject to clause 17.14(c).

(c)	If the Company is required to make a disclosure concerning Relevant Information pursuant to Canadian Securities Laws, US Securities Law, the Corporations Act or by an order of a Government Authority, and the Company (acting reasonably) in order to comply with its legal or regulatory obligations does not have sufficient time to discuss the form of disclosure with the Investor or provide the Investor with a copy of the disclosure prior to making such disclosure, then the Company must:

(i)	ensure that any disclosure made regarding Relevant Information is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement;

(ii)	provide a copy of such disclosure (where it is public information) to the Investor as soon as possible.

For the avoidance of doubt, if the Company has sufficient time to discuss the form of disclosure with the Investor or provide a copy of the disclosure to the Investor prior to making the disclosure, it must do so in accordance with its obligations in clause 17.14(a).

(d)	Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary "tombstone" advertisements) describing the Investor's relationship with the Company under this Agreement and including the name and corporate logo of the Company.

(e)	Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each Party to this Agreement, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income Tax treatment, and the U.S. federal and state income Tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other Tax analyses) that are provided to such Party relating to such Tax treatment and Tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income Tax strategy provided to such recipient.

17.15	Severability and supervening legislation

Every provision of this Agreement is intended to be severable, and any provision of this Agreement that is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such illegality, invalidity, prohibition or unenforceability, without invalidating the remaining provisions, but will be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such illegality, invalidity, prohibition or unenforceability in any jurisdiction will not affect the legality, validity, permissibility or enforceability of the remainder of this Agreement in that jurisdiction, or invalidate or render illegal, invalid, prohibited or unenforceable, such or any other provision of this Agreement in any other jurisdiction.

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17.16	Illegality and impossibility

(a)	Upon a Frustration Termination Event, the Investor shall, unless then prohibited by Law, have the right, upon notice to the Company, to immediately convert the Amount Outstanding into Shares notwithstanding any of the limitations or terms or conditions otherwise provided under clause 5.2 of this Agreement. Provided the Company is not prohibited by Law or otherwise from issuing all of the underlying Investor's Shares in connection therewith to the Investor, the Investor shall not terminate this Agreement.

(b)	If there is a Frustration Termination Event, and the Investor is prohibited by Law from immediately converting the Amount Outstanding into Shares or the Company is prohibited by Law or otherwise from immediately issuing all of the underlying Investor's Shares in connection therewith to the Investor, the Investor may, in accordance with the terms of this clause 17.16, by giving a notice to the Company, suspend or cancel some or all of its obligations under this Agreement (including, without limitation, to effect the Closing), or terminate this Agreement, as indicated in such notice.

(c)	If the Investor gives a notice to terminate this Agreement in accordance with this clause 17.16, the Company must within five (5) Business Days of such notice being received, subject to limitations that may be imposed pursuant to the Frustration Termination Event, if any, pay to the Investor in immediately available funds the Amount Outstanding.

(d)	Notwithstanding the foregoing provisions of this clause 17.16, the Investor shall only be required to accept Investor's Shares if the Company complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement.

17.17	Change in Law

(a)	If there is a Change in Law Termination Event, the Investor may, in accordance with the terms of this clause 17.17, by giving a notice to the Company, suspend or cancel its obligation to effect the Closing under this Agreement.

(b)	Such suspension or cancellation will apply only to the extent necessary to avoid the event or circumstance which triggered the Change in Law Termination Event.

(c)	Upon a Change in Law Termination Event, the Investor shall, unless then prohibited by Law, have the right, upon notice to the Company, to immediately convert the Amount Outstanding into Shares notwithstanding any of the limitations or terms or conditions otherwise provided under clause 5.2 of this Agreement. Provided the Company is not prohibited by Law or otherwise from immediately issuing all of the underlying Investor's Shares in connection therewith to the Company, the Company shall not terminate this Agreement.

(d)	Notwithstanding the foregoing provisions of this clause 17.17, the Investor shall only be required to accept Investor's Shares if the Company complies in all respects with its obligation to issue Conversion Shares set forth in clause 5.2 of this Agreement.

17.18	Entire Agreement

This Agreement, including the Annexures and the Disclosure Schedule, and the instruments referenced in this Agreement, supersedes all prior agreements, understandings, negotiations and discussions, both oral and written, between the Parties, their Affiliates and persons acting on their behalf with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement.

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17.19	Governing Law

This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable thereunder.

17.20	Jurisdiction

With respect to any legal action or proceedings arising out of or in any way related to this Agreement or its subject matter, the Parties irrevocably and unconditionally:

(a)	submit to the non-exclusive jurisdiction of the courts with jurisdiction in British Columbia sitting in Vancouver; and

(b)	waive any right to object to the venue on any ground.

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Executed as an agreement.

Executed by NioCorp Developments Ltd.

/s/ Mark A. Smith
Name: Mark A. Smith Title: President and Chief Executive Officer

Executed by Lind Global Asset Management III, LLC

/s/ Jeff Easton
Name: Jeff Easton Managing Director of the Lind Partners, LLC, manager

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Schedule 1 – Disclosure Schedule

Refer to the enclosed.

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Annexure A – Warrant Certificate

Refer to the enclosed.

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Annexure B – Funds Flow Request

NioCorp Developments Ltd. – Convertible Security Funding Agreement – Flow of Funds Request

In connection with a Convertible Security Funding Agreement, dated February 16, 2021 (the Agreement) between NioCorp Developments Ltd. (Company) and Lind Global Asset Management III, LLC (Investor), the Company irrevocably authorises the Investor to distribute such funds as set out below, in the manner set out below, at the Closing.

Capitalised terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

Item	Amount
Convertible Security	$10,000,000
Total	$10,000,000

Please transfer the net amount of US$9,650,000 due at the Closing to the bank account as provided separately by the company.

Yours sincerely,

NioCorp Developments Ltd.

By:	/s/ Neal S. Shah
Name: Neal S. Shah
Title: Chief Financial Officer

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